UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒

Filed by a Party other than the Registrant □

Check the appropriate box:

☒

Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

□

Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

ALLIED BANCSHARES

_______________________________________________________________________

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

□

Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

□

Fee paid previously with preliminary materials.

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

         Entire fee offset.

(2)     Form, Schedule or Registration Statement No.:

        Schedule 13E-3

(3)     Filing Party:

        Allied Bancshares, Inc.

(4)     Date Filed:

       August 26, 2005

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ALLIED BANCSHARES

1700 Market Place Boulevard

Cumming, Georgia  30041

(770) 888-0063

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Allied Bancshares to be held on _________________, ____________, 2005 at ______ local time at 1700 Market Place Boulevard, Cumming, Georgia.

At this important meeting, you will be asked to vote on proposed amendments to our articles of incorporation. These amendments will provide for the authorization of a new series of preferred stock, and the reclassification of shares of our common stock held by shareholders who own 1,000 or fewer of such shares into the shares of preferred stock, on the basis of one share of preferred stock for each share of common stock held by such shareholders. The text of the proposed amendments, which includes the terms of the preferred stock, are attached as Appendix A to the accompanying proxy statement.

If approved at the special meeting, the transaction will affect our shareholders as follows:

If you are a record shareholder with:	Effect:

More than 1,000:	you will continue to hold the same number of shares of common stock

1,000 or fewer:	you will no longer hold shares of common stock but, rather, will hold a number of shares of preferred stock equal to the same number of shares of common stock that you held before the transaction

The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws and will no longer be considered a “public” company.

We are proposing this transaction because our board has concluded, after careful consideration, that the costs and other disadvantages associated with being an SEC-reporting company outweigh any of the advantages. The reasons the board considered in reaching this conclusion include:

•

we estimate that we will eliminate costs and avoid immediately anticipated annual future costs of approximately $124,000 by eliminating the requirement to make periodic reports, including complying with the Sarbanes-Oxley Act of 2002, and reducing the expenses of shareholder communications; in addition to these annual costs, we estimate saving approximately $105,000 of one time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002;

•

operating as a non-SEC reporting company will reduce the burden on our management that arises from increasingly stringent SEC reporting requirements,

thus allowing management to focus more of its attention on our customers and the communities in which we operate; and

•

management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth.

Except for the effects described in the accompanying proxy statement, we do not expect this transaction to adversely affect our operations.

Your board of directors believes the terms of the proposed transaction are fair and are in the best interest of our unaffiliated shareholders, and unanimously recommends that you vote “FOR” the proposals to amend our articles of incorporation. The enclosed proxy statement includes a discussion of the alternatives and factors considered by the board in connection with its approval of the transaction, and we encourage you to read carefully the proxy statement and appendices.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued support of Allied Bancshares.

Sincerely, Andrew K. Walker President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated ______________, 2005, and is being mailed to shareholders on or about _______________, 2005.

ALLIED BANCSHARES

1700 Market Place Boulevard

Cumming, Georgia  30041

(770) 888-0063

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON _________________, 2005

A special meeting of shareholders of Allied Bancshares will be held on __________________, ______________, 2005, at ______ local time at 1700 Market Place Boulevard, Cumming, Georgia, the main office of First National Bank of Forsyth County, for the following purposes:

(1)

To consider and vote upon the proposal to adopt amendments to Allied Bancshares’s articles of incorporation. The amendments will (a) authorize a new series of preferred stock, entitled Series A Preferred Stock, and (b) provide for the reclassification of shares of common stock held by owners of 1,000 or fewer of such shares of common stock into the Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders.

(2)

To consider and vote upon a proposal to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

The board of directors has fixed the close of business on ______________, 2005, as the record date for determining those shareholders entitled to vote at the special meeting and any adjournment or postponement of the special meeting. Only shareholders at the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

Dissenters’ rights are available under Georgia law to shareholders voting upon the proposal to adopt the amendments.  Please see the subsection entitled “Dissenters’ Rights” beginning on page 37 of the accompanying proxy statement for a discussion of the availability of dissenters’ rights and the procedures required to be followed to assert dissenters’ rights in connection with the reclassification.

By order of the Board of Directors, Andrew K. Walker President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the special meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. If you attend the special meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

Your board of directors unanimously recommends that you vote “FOR” approval of the amendments to our articles of incorporation.

SUMMARY TERM SHEET

This summary provides an overview of material information from this proxy statement about the proposed reclassification transaction and the shares of preferred stock to be issued to certain shareholders. However, it is a summary only. To better understand the transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this proxy statement, “Allied Bancshares,” “we,” “our,” “ours,” “us” and the “company” refer to Allied Bancshares, Inc., a Georgia corporation. The term “our subsidiary bank” refers to First National Bank of Forsyth County, of which we own 100%. The term “reclassification transaction” refers to the creation of the Series A Preferred Stock and the reclassification of shares of common stock held by holders of 1,000 or fewer shares of common stock into the shares of Series A Preferred Stock. References to “common stock” or “shares “ refer to Allied Bancshares’ common stock, par value $.10 per share. References to “preferred stock” refer to the new Series A Preferred Stock, par value $.10 per share.

Allied Bancshares

Allied Bancshares is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended, with a business address of 1700 Market Place Boulevard, Cumming, Georgia 30041, and a business telephone number of (770) 888-0063. We own 100% of our subsidiary bank, First National Bank of Forsyth County, a national banking association.

Introduction and Overview of the Reclassification Transaction

(see page 13)

We are proposing that our shareholders adopt amendments to our articles of incorporation that will provide for the authorization of a new series of preferred stock, entitled Series A Preferred Stock (the “preferred stock”) and the reclassification of shares of our common stock held by shareholders who own 1,000 or fewer of such shares into shares of preferred stock, on the basis of one share of preferred stock for each share of common stock held by such shareholders. If the reclassification transaction is completed, our record shareholders who hold 1,000 or fewer shares of common stock will have their shares reclassified into shares of preferred stock on the basis of one share of preferred stock for each share of common stock owned by such shareholders. Also as a result of the reclassification transaction, record holders who own more than 1,000 shares of common stock will continue to hold the same number of shares of common stock following the transaction. The effect of the reclassification transaction will be to reduce the number of shareholders of common stock of record to less than 300, which will allow us to terminate our reporting obligations under federal securities laws.

The Amendments to our Articles of Incorporation

As discussed above, the amendments to our Articles of Incorporation provide for the authorization of the preferred stock and the reclassification transaction. These amendments will be voted upon by our shareholders as one proposal.  When we refer to the term “amendment,”

we are referring to both the creation of the new series of preferred stock and the reclassification transaction since the amendments will be voted upon as one proposal.

Background of the Reclassification Transaction

(see pages 14-17)

For a description of the events leading to the approval of the reclassification transaction by our board of directors and the reasons for its approval, you should refer to “Special Factors-Background of the Reclassification Transaction,” “Special Factors-Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” and “Special Factors-Purpose and Structure of the Reclassification Transaction” on pages 14 through 26.  As we explain more fully in these sections, our board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company.

Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

(see pages 17-25)

Our reasons for the reclassification transaction include the following:

•

we estimate that we will eliminate costs and avoid immediately anticipated annual future costs of approximately $124,000 by eliminating the requirement to make periodic reports, including complying with the Sarbanes-Oxley Act of 2002, and reducing the expenses of shareholder communications; in addition to these annual costs, we estimate saving approximately $105,000 of one time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002;

•

operating as a non-SEC reporting company will reduce the burden on our management that arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we operate; management will have increased flexibility to consider and initiate actions that may produce future benefits and growth; and

•

the reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of preferred stock to still retain an equity interest in Allied Bancshares at the same value per share as holders of common stock in the event of any sale of Allied Bancshares.

We considered that some of our shareholders may prefer to continue as shareholders of Allied as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so.

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction, including the reclassification of common stock into preferred stock by certain of our shareholders, are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction.

In the course of determining that the reclassification transaction is fair to and is in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of preferred stock, the board considered a number of positive and negative factors affecting these groups of unaffiliated shareholders in making their determination. To review the reasons for the reclassification transaction in greater detail, please see pages 17 through 20.

Our Board of Directors unanimously recommends that you vote “FOR” the proposed amendments to our articles of incorporation that will effect the reclassification transaction.

Purpose and Structure of the Reclassification Transaction

(see pages 25-26)

The purpose of the reclassification transaction is to consolidate ownership of our common stock and reduce the number of our record shareholders of common stock to less than 300. If successful, we will be able to discontinue our SEC reporting requirements and allow our management to refocus time spent on complying with SEC-reporting obligations on operational and business goals.

The transaction has been structured as a reclassification transaction whereby holders of 1,000 or fewer shares of common stock will receive shares of preferred stock on the basis of one share of preferred stock for each share of common stock held by such shareholder. Because no cash payments will be made to shareholders in connection with the transaction (except to the extent that shareholders exercise dissenters’ rights), this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement. See “Special Factors-Background of the Reclassification Transaction” beginning on page 14.

The reclassification transaction is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be converted into receiving shares of preferred stock. It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of Allied stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of Allied stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the record shareholder for more than 1,000 shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own 1,000 or fewer shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our stock as they did at the start of this transaction, even if the number of shares they own is 1,000 or fewer.

If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will be receiving shares of preferred stock in the transaction until it is completed. However, because we think it is likely that any brokerage firm or other nominee will hold 1,000 or more shares in any one account, we think it is likely that all “street name” holders will continue to remain common stock shareholders.

Effects of the Reclassification Transaction

(see pages 26-30)

The reclassification transaction is a going private transaction for Allied Bancshares meaning it will allow us to deregister with the SEC and we will no longer be subject to reporting obligations under federal securities laws. As a result of the reclassification transaction, among other things:

•

the number of our record common shareholders will be reduced from approximately 591 to approximately 208, and the number of outstanding shares of our common stock will decrease approximately 13.9%, from 1,500,000 shares to approximately 1,291,648 shares; and the number of outstanding shares of our preferred stock will correspondingly increase from zero shares to approximately 208,352 shares, held by approximately 383 shareholders;

•

because of the reduction of our total number of record shareholders of common stock to less than 300, we will be allowed to terminate our status as a reporting company with the SEC; and

•

those shareholders receiving shares of preferred stock will continue to have an equity interest in Allied Bancshares and therefore will still be entitled to participate in any future value received as a result of a sale of the company, if any.

For a further description of how the reclassification transaction will affect our unaffiliated shareholders, including the different effects on the shareholders, please see “Special Factors-Effects of the Reclassification Transaction on Shareholders of Allied Bancshares” on pages 28 through 30.

Terms of the Preferred Stock to be Received in the Reclassification

As of the date of this proxy statement, the only shares we had outstanding were shares of common stock, and no shares of preferred stock. The reclassification will create a new series of preferred stock.

The amendment authorizes the issuance of up to 500,000 shares of Series A Preferred Stock, which we refer to as preferred stock in this proxy statement. The terms of the preferred stock provide as follows:

•

Dividend Rights. Holders of preferred stock are entitled to a preference in the distribution of dividends, so that holders of the shares shall receive dividends, when and if declared and paid by Allied Bancshares, prior to the receipt of dividends by the holders of common stock. Allied Bancshares is not required to pay any dividends on the preferred stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by Allied Bancshares will not accumulate to future periods and will not represent a contingent liability of Allied Bancshares

•

Perpetual Preferred Stock. The preferred stock is referred to as perpetual preferred stock. Under the banking laws, this is defined as preferred stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

•

Voting Rights. Holders are entitled to vote only upon any merger, acquisition of all of the stock of, or other business combination involving, Allied Bancshares, or acquisition of 25% or greater equity interest in, or a substantial portion of, the assets of Allied Bancshares (a “Change in Control”), and upon no other matters. On those matters on which the holders of the preferred stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of Allied Bancshares. The holders of preferred stock vote together with the holders of common stock, and not as a separate class.

•

Conversion Rights. The shares of preferred stock automatically convert to shares of common stock upon a Change in Control with each share of preferred stock convertible into one share of common stock.

•

Liquidation Rights. Holders of preferred stock are entitled to a preference in the distribution of assets of Allied Bancshares in the event of any liquidation, dissolution or winding-up of Allied Bancshares, whether voluntary or involuntary, equal to $10.00 per share. This amount is equal to the price per share of the common stock in our initial public offering completed in April, 2004. If upon the occurrence of any such event, the assets of Allied Bancshares are insufficient to permit the payment to such holders of the full $10.00 amount per share, then the entire assets and funds of Allied Bancshares legally available for distribution will be distributed among the holders of preferred stock pro rata according to the number of shares of preferred stock held by each.

•

Preemptive Rights. Holders of preferred stock do not have any preemptive rights to purchase any additional shares of preferred stock or shares of any other class of capital stock of Allied Bancshares that may be issued in the future.

•

Redemption Rights.  Holders of preferred stock have no right to require that Allied Bancshares redeem their shares, nor does Allied Bancshares have the right to require the holders of preferred stock to sell their shares to the Company.

Interests of Certain Persons in the Reclassification Transaction

(see pages 31-32)

You should be aware that our directors and executive officers have interests in the reclassification transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification transaction.

We expect that all of our directors and executive officers will own more than 1,000 shares of common stock at the effective time of the reclassification transaction, and will therefore continue as holders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have voting rights as compared to the shares of preferred stock which will have no voting rights (except to the extent provided by law). As of the record date, our directors and executive officers collectively beneficially held 633,569 shares (including stock options and stock warrants) or 35.2% of our common stock, and had voting power over 333,428 actual outstanding shares or 22.2% of our common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 39.8% of our common stock (including stock options and stock warrants) and will have voting power with respect to 25.8% of our common stock (based upon actual outstanding shares). This represents a potential conflict of interest because our directors approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to our unaffiliated shareholders for the reasons discussed in this proxy statement.

In addition, the board of directors, throughout its consideration of the transaction, recognized that the interests of the shareholders retaining their common stock and those shareholders receiving preferred stock might not be the same. See “Special Factors-Background of the Reclassification Transaction” and “Special Factors-Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” for a discussion of how the board of directors addressed this situation.

Financing of the Reclassification Transaction

(see page 32)

We estimate that the total fees and expenses relating to the reclassification transaction will be approximately $41,000. This amount will be higher to the extent that shareholders exercise dissenters’ rights. We intend to pay these transaction amounts from funds of Allied Bancshares raised in our initial stock offering in 2004. However, in structuring the terms of the transaction in a manner that shares of common stock are not “cashed out” in the transaction but rather are converted into shares of preferred stock which are in turn convertible into common stock upon a closing of any Change in Control transaction of Allied Bancshares, the Board of Directors believes that it has attempted to balance the interests of reducing Allied Bancshares’ expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the Company.

Material Federal Income Tax Consequences of the Reclassification Transaction

(see pages 32-36)

We believe that the reclassification transaction, if approved and completed, will have the following federal income tax consequences:

•

the reclassification transaction should result in no material federal income tax consequences to us;

•

those shareholders receiving preferred stock for their shares of common stock will not recognize any gain or loss in the reclassification transaction, their basis in the preferred stock will equal the basis in their shares of common stock, and their holding period for shares of preferred stock will include the holding period during which their shares of common stock were held;

•

when the preferred stock converts back to common stock upon a change in control, a subsequent sale of the common stock will result in a capital gain or loss (i.e., gross proceeds less the cost basis of the stock sold);

•

where preferred stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this preferred stock generally will result in a capital gain or loss (i.e., gross proceeds less the cost basis of the stock sold), unless the preferred stock is Section 306 stock.  The preferred stock will be Section 306 stock if its receipt would have been taxed as a dividend to the shareholder had the company distributed cash instead of the preferred stock.  The sale of Section 306 stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. If the preferred stock is Section 306 stock, then any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain. No loss may be recognized on the disposition of Section 306 Stock. Under current tax law, dividend income resulting from the sale of Section 306 stock will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2008. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009; and

•

those shareholders continuing to hold common stock will not recognize any gain or loss or dividend income in connection with the transaction.

Because determining the tax consequences of the reclassification transaction can be complicated, you should consult your own tax advisor to understand fully how the reclassification transaction will affect you.

Dissenters’ Rights

(see pages 37-39)

Under Georgia law, the shareholders voting upon the reclassification transaction are entitled to exercise dissenters’ rights in connection with the reclassification transaction. For a description of Georgia law governing this transaction, see “Dissenters’ Rights” on page _____.

Date, Time and Place of Special Meeting; Proposal to be Considered at the Special Meeting

(see page 43)

Our board of directors is asking for your proxy for use at a special meeting of shareholders to be held on ________________, 2005, at __________ local time at 1700 Market Place Boulevard, Cumming, Georgia 30041, and at any adjournments or postponements of that meeting. At the special meeting, shareholders will be asked:

•

to consider and vote upon proposals to adopt amendments to our articles of incorporation that will (a) authorize a new series of preferred stock, and (b) provide for the reclassification of shares of common stock held by owners of 1,000 or fewer of such shares into the preferred stock on the basis of one share of preferred stock for each share of common stock held by such shareholders; and

•

to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.

Record Date

(see page 43)

You may vote at the special meeting if you owned Allied Bancshares common stock at the close of business on ______________, 2005, which has been set as the record date. At the close of business on the record date, there were 1,500,000 shares of our common stock outstanding held by approximately 591 record shareholders. You are entitled to one vote on each matter considered and voted upon at the special meeting for each share of common stock you held of record at the close of business on the record date.

Vote Required for Approval

(see page 43)

Approval of the reclassification transaction requires the affirmative vote of the holders of a majority in voting power of all outstanding shares of our common stock entitled to vote at the special meeting, or 750,001 of the 1,500,000 outstanding shares. Because our executive officers and directors have the power to vote a total of  333,428 shares, and because we believe that all of them will vote in favor of the transaction, this means a total of 416,573 shares held by shareholders who are not executive officers or directors of the company will be required to vote in favor of the transaction for it to be approved. Because our executive officers and directors own 22.2% of the voting power of our outstanding common stock, there is no assurance that the reclassification transaction will be approved.

Abstentions and broker non-votes will have the effect of a vote “AGAINST” the reclassification transaction. Approval of the reclassification transaction does not require the separate vote of a majority of our unaffiliated shareholders, and no separate vote will be conducted.

You may vote your shares in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting either a written notice revoking the proxy or a later-dated proxy to our president. You may also revoke your proxy by attending the meeting and voting in person.

Provisions for Unaffiliated Shareholders

(see pages 20-25)

Allied Bancshares has not made any provisions in connection with the reclassification transaction to grant unaffiliated shareholders access to our corporate files or the files of those shareholders continuing to own common stock, or to obtain counsel or appraisal services for those shareholders receiving preferred stock at our expense or at the expense of those shareholders continuing to own common stock.

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION TRANSACTION

Q:

What is the date, time and place of the special meeting?

A:

The special meeting of our shareholders will be held on _____________, _____________, at ________ local time at 1700 Market Place Boulevard, Cumming, Georgia 30041, to consider and vote upon the reclassification transaction proposal.

Q:

What is the proposed reclassification transaction?

A:

We are proposing that our shareholders approve amendments to our articles of incorporation which provide for the creation of the preferred stock, and the reclassification of shares of common stock held by holders of 1,000 or fewer shares of common stock into shares of preferred stock on the basis of one share of preferred stock for each share of common stock held by such shareholders.

The purpose of the reclassification transaction is to allow us to terminate our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300. This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:

What will I receive in the reclassification transaction?

A.

If you own in record name 1,000 or fewer shares of our common stock on the date of the reclassification, your shares of common stock will automatically be converted into an equal number of shares of preferred stock. You will be asked to turn in your stock certificate for common stock so that we can send to you a certificate for shares of preferred stock. If you own in record name more than 1,000 shares of our common stock on the date of the reclassification transaction, you will not receive any shares of preferred stock for your shares of common stock in connection with the reclassification transaction and will continue to hold the same number of shares of our common stock as you did before the reclassification transaction.

Q.

What are the terms of the preferred stock?

A.

For a description of the terms of the preferred stock, please refer to “Preferred Stock to be Issued in Reclassification Transaction” on page 41.

Q:

Why is 1,000 shares the “cutoff number” for determining which shareholders will receive preferred stock and which shareholders will remain as common stock shareholders of Allied Bancshares?

A.

The purpose of the reclassification transaction is to reduce the number of our record shareholders to fewer than 300, which will allow us to de-register as an SEC-reporting company, Our board selected 1,000 shares as the “cutoff number” in order to enhance the probability that after the reclassification transaction, if approved, we will have fewer than 300 record shareholders.

Q:

May I buy additional shares in order to remain a shareholder of Allied Bancshares?

A:

Yes. The key date for acquiring additional shares is ____________, ____________, 2005. So long as you are able to acquire a sufficient number of shares so that you are the record owner of more than 1,000 by ______________, ____________, 2005, you will retain your shares of common stock and will not receive preferred stock in the reclassification transaction.

Q:

What if I hold my shares in “street name”?

A:

The reclassification transaction will be effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into preferred stock. So for shares held in “street name,” because it is likely that your brokerage firm holds more than 1,000 shares total, you will not be receiving preferred stock, even if 1,000 or fewer shares are held on your behalf. If you hold shares in “street name,” you should talk to your broker, nominee or agent to determine how the reclassification transaction will affect you.

Q:

What is the recommendation of our board of directors regarding the proposal?

A.

Our board of directors has determined that the reclassification transaction is advisable and in the best interests of Allied Bancshares’ unaffiliated shareholders. Our board of directors has unanimously approved the reclassification transaction and recommends that you vote “FOR” approval of this matter at the special meeting.

Q:

When is the reclassification transaction expected to be completed?

A:

If the proposed amendment to our articles of incorporation is approved at the special meeting, we expect the reclassification transaction to be completed as soon as practicable following the special meeting.

Q:

Who is entitled to vote at the special meeting?

A:

Holders of record of our common stock as of the close of business on ____________, 2005, are entitled to vote at the special meeting. Each of our shareholders is entitled to one vote for each share of our common stock owned at the record date.

Q:

What vote is required for our shareholders to approve the reclassification transaction?

A:

For the amendment to our articles of incorporation to be adopted, holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting must vote “FOR” the amendment to the articles of incorporation.

Q.

What if the proposed reclassification transaction is not completed?

A:

It is possible that the proposed reclassification transaction will not be completed. The proposed reclassification transaction will not be completed if, for example, the holders of a majority of our common stock do not vote to adopt the proposed amendment to our articles of incorporation. If the reclassification transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:

What happens if I do not return my proxy card?

A:

Because the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to approve the reclassification transaction, unless you vote in person, a failure to return your proxy card will have the same effect as voting against the reclassification transaction proposal.

Q:

What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, please vote your shares of common stock as soon as possible. You may vote your shares by returning the enclosed proxy or by voting in person at the special meeting of shareholders. This proxy statement includes detailed information on how to cast your vote.

Q:

If my shares are held for me by my broker, will my broker vote those shares for me?

A:

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares using the voting instruction card provided by your broker.

Q:

Can I change my vote after I have mailed my proxy card?

A:

Yes. You can change your vote at any time before your proxy is voted at the special meeting by following the procedures outlined in this proxy statement.

Q:

Do I need to attend the special meeting in person?

A:

No. You do not have to attend the special meeting to vote your Allied Bancshares shares.

Q.

Will I have dissenters’ rights in connection with the reclassification transaction?

A.

Yes. Under Georgia law, which governs the reclassification transaction, as a shareholder voting upon the reclassification transaction, you have the right to dissent and demand the fair value of your shares if you do not vote for the proposed reclassification transaction and you comply with all procedural requirements of Georgia law, the relevant sections of which are attached to this proxy statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters’ rights. Your rights are described in more detail under “SPECIAL FACTORS-Dissenters’ Rights” at page 37.

Q:

Should I send in my stock certificates now?

A.

No. If you own in record name 1,000 or fewer shares of common stock of record after the reclassification transaction is completed, our transfer agent will send you written instructions for exchanging your stock certificates for shares of preferred stock. If you own in record name more than 1,000 shares of our common stock, you will continue to hold the same shares after the reclassification transaction as you did before and you thus do not need to send in your stock certificate or take any other action after the transaction.

Q.

Where can I find more information about Allied Bancshares?

A.

We file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see page 49.

Q.

Who can help answer my questions?

A.

If you have questions about the reclassification transaction after reading this proxy statement or need assistance in voting your shares, you should contact Andrew Walker, President and Chief Executive Officer of Allied Bancshares at (770) 888-0063.

SPECIAL FACTORS

Overview of the Reclassification Transaction

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Allied Bancshares, a Georgia corporation, and is to be used at a special meeting at which our shareholders will be asked to consider and vote upon a proposal to amend our articles of incorporation. If approved, the amendment will provide for the authorization of a class of preferred stock, and the reclassification of shares of our common stock held by shareholders who own 1,000 or fewer of such shares into shares of the preferred stock, on the basis of one share of preferred stock for each share of common stock held by such shareholders.

If the amendment is approved as described below, record holders of 1,000 or fewer shares of our common stock prior to the reclassification transaction will no longer hold shares of common stock but, rather, will hold an equal number of shares of preferred stock. Record shareholders holding more than 1,000 shares of common stock before the reclassification transaction will hold the same number of shares of common stock following the transaction. We intend, immediately following the reclassification transaction, to terminate the registration of our shares under the Securities Act of 1933, as amended, and our registration and further reporting under the Securities Exchange Act of 1934, as amended.

If approved by our shareholders at the special meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

SHAREHOLDERS POSITION PRIOR TO RECLASSIFICATION TRANSACTION	EFFECT OF RECLASSIFICATION TRANSACTION

Shareholders holding in record name more than 1,000 shares of common stock	Shares will no longer be eligible for public trading. Sales may continue to be made in privately negotiated transactions.

Shareholders holding in record name 1,000 or fewer shares of common stock

Shares will be converted into an equal number of shares of preferred stock.  It is not anticipated that an active trading market for these shares will develop.  Sales may be made in privately negotiated transaction.

Shareholders holding common stock in “street name” through a nominee (such as a bank or broker)

The reclassification transaction will be effected at the record shareholder level.  Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be subject to the reclassification transaction, and the beneficial holders who hold their shares in “street name” will be continuing shareholders with the same number of shares as before the reclassification transaction.

The effects of the reclassification transaction on each group of unaffiliated shareholders are described more fully below under “-Effects of the Reclassification Transaction on Shareholders of Allied Bancshares,” and the effects on the company are described more fully below under “-Effects of the Reclassification Transaction on Allied Bancshares; Plans or Proposals after the Reclassification Transaction.”

Background of the Reclassification Transaction

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

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Annual Reports on Form 10-KSB;

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Quarterly Reports on Form 10-QSB;

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Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act; and

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Current Reports on Form 8-K.

In addition to the burden on management, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and word processing, specialized software and filing costs. These registration and reporting related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the recently enacted Sarbanes-Oxley Act of 2002.

As of _______________, 2005, there were 1,500,000 shares of our common stock issued and outstanding, held by approximately 591 current record shareholders and, to our knowledge, approximately 30 persons who hold their shares in “street name” through brokers or other intermediaries. Of our approximately 591 shareholders, we believe approximately 383 shareholders hold 1,000 or fewer shares. Our board of directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above, coupled with the time and expense of maintaining so many shareholder accounts, are not cost efficient for Allied Bancshares. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses.

There can be many advantages to being a public company, possibly including a higher stock value, a more active trading market and the enhanced ability to use company stock to raise capital or make acquisitions. However, there is a limited market for our common stock, and historically our shares have been inactively traded. We have therefore not been able to effectively take advantage of these benefits. For example, we believe that in recent years the public marketplace has had less interest in public companies with a small market capitalization and a limited amount of securities available for trading. We believe it is highly speculative whether our common stock would ever achieve significant market value with an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market, we are unlikely to be well-positioned to use our public company status to raise capital in the future through sales of our common stock in a public offering or to acquire other business entities using our stock as consideration. Moreover, our limited trading market and the fact that our common stock is not listed on any exchange or on the Over The Counter Bulletin Board could make it difficult for our shareholders to liquidate a large number of shares of our stock without negatively affecting the per share sale price. The reclassification transaction will allow our shareholders receiving preferred stock to continue to have an equity interest in Allied Bancshares and therefore participate in any future value received as a result of a sale of the company, if any. Therefore, our board of directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. Please refer to “SPECIAL FACTORS-Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” for a further discussion of the reasons supporting the reclassification transaction.

As a result of the board’s conclusions, our management began to explore the possibility of reducing our number of record shareholders to below 300 in order to terminate our periodic reporting obligations to the SEC.

On June 15, 2005, our board met to discuss alternatives to better manage our large shareholder base and thinly-traded common stock. The alternatives considered included a possible going private transaction, various structures of which were discussed, as well as alternatives to a going private transaction, such as a tender offer, stock repurchases on the open market, a reverse stock split, whereby shareholders owning less than a certain number of shares would be “cashed-out” of the company, the issuance of preferred stock to holders of a smaller number of shares of common stock, and other methods of reducing the number of outstanding shares of our common stock (although not necessarily the number of our record shareholders), as well as continuing operations as a public company. At the meeting, a 1,000 share cutoff number had been discussed and management was requested to bring back additional information to the board regarding the resultant effect on the number of company shareholders. Subsequent to this meeting, the Board of Directors considered these discussions and evaluated the costs associated with a potential going private transaction and the ongoing costs of remaining an SEC-reporting company.

At a special meeting of the board of directors held on August 17, 2005, the board reviewed our strategic alternatives, including the potential advantages and disadvantages of a going private transaction and continuing operations as an SEC-reporting company. At this meeting, after substantial discussion of the alternatives, the board of directors directed management to further analyze the costs and benefits of a going private transaction. Our board’s determination to evaluate a going private transaction was based, among other things, on:

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the administrative burden and expense of making our periodic filings with the SEC;

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the increased flexibility, as a non-SEC reporting company, that management might have to consider and initiate actions that may produce long-term benefits and growth;

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the administrative burden and expense of maintaining numerous shareholder accounts; the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

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the desire that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction; and

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the estimated expense of a going private transaction.

At the meeting, management provided information regarding the number of resultant shareholders if a 1,000 share cutoff number was utilized.  The board adopted the 1,000 share cutoff number believing that it would accomplish the company’s objectives to eliminate its reporting obligations while, at the same time, minimizing the number of shareholders who would be affected by the reclassification transaction.

At a special meeting of the board of directors held on August 17, 2005, and after discussion, the board unanimously approved the reclassification transaction and the amendment to the articles of incorporation.

In approving the reclassification transaction, the board took into consideration the fact that holders of 1,000 or fewer shares of common stock would not be “cashed out” of the company but, rather, would retain an equity interest in Allied Bancshares and therefore participate at the same value per share as holders of common stock in the event of any sale of the company.  In addition, beneficial owners would have their shares of common stock reclassified into preferred stock if they were record owners instead of beneficial owners, and who wish to receive those shares of preferred stock from Allied Bancshares as a part of the reclassification transaction, would have the ability to inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. The board felt that this flexibility helped to balance the interests of the shareholders continuing to hold common stock and shareholders who would have their shares of common stock converted into preferred stock.

In determining the number of shares a shareholder needed to own in order to remain a shareholder after the reclassification transaction, the board’s primary consideration was how best to achieve the goal of becoming a non-SEC reporting company while at the same time allowing all shareholders to retain an equity ownership interest in the company. The board considered a variety of cutoff numbers as the minimum number of shares a shareholder needed to own in order to continue as a holder of common stock after the reclassification transaction. The board determined that 1,000 or fewer shares as the cut off would result in 208 record shareholders, a level that the board felt would allow enough room for growth going forward. In addition, the board felt this would also sufficiently reduce the shares outstanding so that re registration of the common stock would not be required in the near future, even if continuing shareholders who hold their shares in street name transfer ownership of their shares into their record names. Therefore, the board selected more than 1,000 shares as the minimum number of shares required to remain as a record shareholder of common stock. This number was chosen because it represented a cut-off among shareholders that would likely result, after completion of the reclassification transaction, in the number of record shareholders being less than the 300 record shareholder limit necessary to terminate our reporting requirements with the SEC. At the same time, this would result in a relatively moderate number of shares (estimated at approximately 208,352, or 13.9%, of our outstanding shares at the time of the meeting) being converted into preferred stock in the proposed reclassification transaction.

The board determined that the proposed transaction was fair to our unaffiliated shareholders, and specifically with respect to the unaffiliated shareholders receiving preferred stock in the reclassification transaction.

We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

Allied Bancshares’ Reasons for the Reclassification Transaction

Allied Bancshares is undertaking the reclassification transaction at this time to end our SEC reporting obligations, which will enable us to save the company and our shareholders the substantial costs associated with being a reporting company, and these costs are only expected to increase over time. The specific factors considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:

•

We estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $124,000 by eliminating the requirement to make periodic reports, including complying with the requirements of the Sarbanes-Oxley Act of 2002, and reducing the expenses of shareholder communications. These expenses include legal expenses ($15,000), accounting expenses ($35,000), printing and postage ($2,000), necessitated by a large group of shareholders that hold a small interest in the outstanding shares of common stock. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($72,000) spent on reporting and securities law compliance matters. In addition to these annual costs, which we expect to increase over time, we estimate savings of approximately $105,000 for one time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002;

•

We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act of 2002, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with company financial information by disseminating our annual reports, but the costs associated with these reports are substantially less than those we incur currently;

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In the board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight, given the low trading volume in our common stock, and given that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we operate;

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Operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions that may produce future benefits and growth;

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The reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of preferred stock to still retain an equity interest in Allied Bancshares and therefore participate at the same value per share as holders of common stock in the event of any sale of Allied Bancshares; and

•

Completing the reclassification transaction at this time will allow us to begin to realize the cost savings, will allow our management to redirect its focus to our customers and communities.

We considered that some shareholders may prefer to continue as shareholders of Allied Bancshares as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have been inactively traded. For example, over the past year approximately 10,200, or less than 1%, of our outstanding shares of common stock were traded. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, Allied Bancshares does not have any other purpose for engaging in the reclassification transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of preferred stock. You should read the discussions under “Allied Bancshares’s Position as to the Fairness of the Reclassification Transaction” and “Effects of the Reclassification Transaction on Shareholders of Allied Bancshares” for more information regarding these effects of the reclassification transaction.

We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification transaction. The following were the alternative transactions considered, but rejected:

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Odd-lot Tender Offer. The board believed that this alternative might not result in shares being tendered by a sufficient number of record shareholders to reduce the number of shareholders below 300. The board found it unlikely that many holders of small numbers of shares would make the effort to tender their shares given the limited value of the shares and the relative inconvenience associated with a tender.

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Tender Offer to all Unaffiliated Shareholders, Our board of directors determined that we do not have the funds to effect a tender offer and would have to incur an unacceptably high amount of additional debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of record shareholders tendering their shares to reduce the number of record shareholders below 300, resulting in the requirement of a second-step merger.

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Cash-Out Merger. The board considered a cash-out merger of the company into a newly-formed corporation, with the conversion of the outstanding shares occurring in the same general manner and ratios as in the reclassification transaction. However, the board determined that a cash-out merger was not a preferable option because it did not offer shareholders an opportunity to retain an equity interest in Allied Bancshares.

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Business Combination. We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced.

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Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated shareholders and rejected this alternative.

See “Purpose and Structure of the Reclassification Transaction” for further information as to why this reclassification transaction structure was chosen.

Allied Bancshares’ Position as to the Fairness of the Reclassification Transaction

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction, are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction.

In concluding that the terms and conditions of the reclassification transaction, including the shares of preferred stock to be received by holders of 1,000 or fewer shares of common stock, are substantively fair to our unaffiliated shareholders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, the board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving preferred stock and to shareholders continuing to own shares of common stock. Because the transaction will affect shareholders differently only to the extent that some will receive shares of preferred stock in the reclassification transaction and some will retain their shares of common stock, these are the only groups of shareholders with respect to which the board considered the relative fairness and the potential effects of the transaction. See “Effects of the Transaction on Shareholders of Allied Bancshares.”

The factors that our board of directors considered positive for all unaffiliated shareholders, including both those that will continue to hold common stock as well as those that  will have their shares converted into preferred stock, included the following:

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our common stock trades infrequently, with only 3 reported sales occurring within the 12 month period ending July, 2005, involving only 10,200 shares, or less than 1% of our outstanding common stock, a volume that the board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares;

•

beneficial owners who hold their shares in “street name,” who would receive shares of preferred stock if they were record owners instead of beneficial owners, and who wish to receive shares of preferred stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of preferred stock; and

•

shareholders receive limited benefit from us being an SEC-reporting company because of our small size, the lack of analyst coverage, and very limited trading of our common stock.

In addition to the positive factors applicable to all of our unaffiliated shareholders set forth above, the factors that the board of directors considered positive for those shareholders receiving preferred stock included:

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they would continue to have an equity interest in Allied Bancshares and therefore participate in any future value received as a result of any sale of the company at the same value per share as holders of common stock;

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the holders would have a preference to the holders of common stock in the payment of any dividends by the company; and

•

no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into preferred stock.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that the board of directors considered positive for the unaffiliated shareholders included:

•

they will continue to have the opportunity to participate in our future growth and earnings, including upon any sale of the company; and

•

they will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements.

Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to our unaffiliated shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into preferred stock.

The board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to the unaffiliated shareholders. In particular, the factors that our board of directors considered as potentially negative for those shareholders receiving preferred stock included:

•      they will be required to surrender their shares involuntarily in exchange for the preferred stock although the board believes that since the shares of preferred stock are convertible into common stock upon a change in control, they will still have the opportunity to participate in any future growth and earnings of the company. In addition, such shareholders have the opportunity to liquidate their shares of common stock through the exercise of dissenters’ rights.

The factors that our board of directors considered as potentially negative for the unaffiliated shareholders included:

•

the shareholders, following the reclassification transaction, will have restrictions on their ability to transfer their shares of our common stock and preferred stock because our shares will be tradable only in privately-negotiated transactions, and there will not be a public market for our common stock or preferred stock, although, based on the historically low trading volume for the common stock, this factor is expected to have a limited impact;

•

they will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information; and

•

the fact that shareholders will lose certain protections currently provided under the Securities Exchange Act, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act.

Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our unaffiliated shareholders, whether they be shareholders owning shares of preferred stock or common stock and that the foregoing factors are outweighed by the positive factors previously described.

We believe that the reclassification transaction is procedurally fair to our unaffiliated shareholders, including those that are receiving shares of preferred stock, as well as those shareholders who will continue to hold their shares of common stock. In concluding that the reclassification transaction, including the preferred stock to be received by holders of common stock, is procedurally fair to our unaffiliated shareholders, the board of directors considered a number of factors. The factors that our board of directors considered positive for all unaffiliated shareholders, including both continuing and non-continuing shareholders, included the following:

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the reclassification transaction is being effected in accordance with all applicable requirements of Georgia law;

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our board of directors is primarily comprised of independent members, and the board was able to adequately balance the competing interests of the shareholders in accordance with their fiduciary duties;

•

although our board members do own stock in Allied Bancshares the 1,000 share cutoff set in the reclassification transaction was determined without regard to the directors’ share ownership; this represented the sole potential conflict of interest, and the board members will be treated identically to all other shareholders in the reclassification transaction;

•

management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time, eliminating the costs and burdens of public company status.

The board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to our unaffiliated shareholders, whether they are receiving shares of preferred stock or will continue to hold shares of common stock.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both shareholders receiving preferred stock as well as those continuing to own common stock to the same degree, on the procedural fairness of the reclassification transaction:

•

although the interests of the shareholders receiving shares of preferred stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of preferred stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;

•

the transaction is not structured to require approval of at least a majority of unaffiliated shareholders; however, the board determined that any such voting requirement would improperly usurp the power of the holders of a majority of our outstanding shares to consider and approve the proposed amendment as provided in our articles of incorporation and under Georgia law;

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we did not solicit any outside expressions of interest in acquiring the company; and

•

we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or preferred stock, the fairness of the transaction to those shareholders receiving shares of preferred stock, or the fairness of the transaction to Allied Bancshares or to unaffiliated shareholders.

The board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our unaffiliated shareholders, whether they will be receiving shares of preferred stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership following the reclassification transaction and who will be treated identically to unaffiliated shareholders in the reclassification transaction, was a sufficient procedural safeguard.

In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving preferred stock would continue to retain an equity interest in the company and also would have certain preferences to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders while at the same time affording them the right to convert their shares of preferred stock into common stock upon any sale of the company and thus participate equally with the holders of common stock in any sale of the company. The board also considered the difference in value between the common stock with voting rights and preferred stock without such rights to be minimal, since the holders of common stock whose shares would be converted into preferred stock in the transaction currently own shares representing approximately 14.23% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction, currently own shares representing approximately 85.77% of the outstanding voting rights which, after the transaction, would increase by 14.23% to 100% (an amount the board does not believe to be material for valuation purposes of the shares).

Shareholders also have the opportunity to exercise dissenters’ rights under Georgia law to the extent that they do not believe that the conversion of their shares of common stock into preferred stock is acceptable or fair to them.

We therefore believe that the reclassification transaction is substantively and procedurally fair to our unaffiliated shareholders, including those that are common stock shareholders and those that will be receiving preferred stock, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification transaction is unfair to our unaffiliated shareholders, whether they are continuing or non-continuing shareholders.

No unaffiliated person has made any offer during the past two years regarding our merger or consolidation with or into such person, for the sale or other transfer of all or any substantial part of our assets, or for the purchase of a controlling number of shares of our common stock.

In reaching a determination as to fairness, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the reclassification transaction and the shares of preferred stock afford those holders the right to participate equally with the holders of common stock in any sale of the company. Because of the foregoing, we also did not consider any repurchases by the company over the past two years or any report, opinion or appraisal or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.

We have not made any provision in connection with the reclassification transaction to grant unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated shareholders’ access to our corporate files, our board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders. With respect to obtaining counsel or appraisal services solely for unaffiliated shareholders at our expense, the board did not consider these actions necessary or customary. Our board also considered the fact that under Georgia corporate law, and subject to certain conditions set forth under Georgia law, shareholders have the right to review our relevant books and records of account.

Board Recommendation

Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our unaffiliated shareholders and unanimously recommends that you vote “FOR “ the proposal to adopt the amendment to our articles of incorporation that will allow us to effect the reclassification transaction.

Purpose and Structure of the Reclassification Transaction

The purposes of the reclassification transaction are to:

•

consolidate ownership of our common stock in under 300 record shareholders of common stock, which will discontinue our SEC reporting requirements and thereby achieve significant cost savings;

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allow all of our shareholders to retain an equity interest in the company; and

•

allow our management to refocus time spent on SEC-reporting obligations and shareholder administrative duties to our business.

For further background on the reasons for undertaking the reclassification transaction at this time, see “Background of the Reclassification Transaction” and “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation.”

The proposed transaction has been structured as a stock reclassification transaction to allow small shareholders the opportunity to retain an equity interest in the future value of the company by receiving the shares of preferred stock, to avoid disruption to shareholders of more than 1,000 shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of 1,000 or fewer shares of common stock.

The board elected to structure the transaction to take effect at the record shareholder level, meaning that Allied Bancshares will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into shares of preferred stock. The board chose to structure the transaction this way in part because it determined that this method would provide Allied Bancshares with the best understanding at the effective time of how many shareholders would receive shares of preferred stock, because the company’s transfer agent will be able to provide it with a complete and final list of all record shareholders at the effective time. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of preferred stock or will continue to hold shares of common stock. See “Effect of the Reclassification Transaction on Shareholders of Allied Bancshares-Examples.” The board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders. Overall, the board determined that structuring the reclassification as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings. For further background on the alternative structures considered by the board of directors and the selection of the split ratio, see “-Background of the Reclassification Transaction” and “-Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation.”

Effects of the Reclassification Transaction on Allied Bancshares; Plans or Proposals after the Reclassification Transaction

The reclassification transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on Common Stock Outstanding

Our articles of incorporation currently authorize the issuance of 10,000,000 shares of common stock. As of the record date, the number of outstanding shares of common stock was 1,500,000. Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenters’ rights, the number of outstanding shares of common stock would have been reduced from 1,500,000 to approximately 1,291,648, there would be 208,352 shares of preferred stock issued, the number of record shareholders of common stock would have been reduced from approximately 591 to approximately 208, or by approximately 383 record shareholders, and approximately 383 record shareholders of preferred stock will have been created.

The number of authorized shares of common stock will remain unchanged after completion of the reclassification transaction. After completion of the reclassification transaction, we will have 10,000,000 authorized shares of common stock, of which approximately 1,291,648 will be issued and outstanding. We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans.

Effect of the Proposed Transaction and Preferred Stock

As noted above, assuming that reclassification is consummated and no shareholders exercise dissenters’ rights the number of shares of preferred stock that will be issued in the transaction will be approximately 208,352 shares. Our articles of incorporation will authorize us to issue 500,000 shares of preferred stock, having those rights described on page 41 of this proxy statement as well as in the attached Appendix A. There will be approximately 208,352 shares of preferred stock outstanding following the closing of the reclassification transaction. For additional information regarding our capital structure after the reclassification transaction, see “Description of Capital Stock.”

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 300 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Rule 12h-3 of the Securities Exchange Act.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $124,000 on an annual basis. These annual costs are broken down as follows:

Independent Auditors	$ 35,000
SEC Counsel	15,000
Current and Additional Staff and Executive Time	72,000
Printing and Mailing	2,000
Total	$124,000

In addition to those annual costs, we estimate saving approximately $105,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002.

We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction. Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports on a regular basis.

Effect on Trading of Common Stock

Our common stock is not actively traded.  Once we stop filing reports with the SEC, our common stock will no longer be available for public trade.

Other Financial Effects of the Reclassification Transaction

We expect that the professional fees and other expenses related to the reclassification transaction of approximately $41,000, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Effect on Options

The reclassification transaction will have no effect on outstanding stock options and stock warrants.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that most of our directors and executive officers will hold more than 1,000 shares at the effective time of the reclassification transaction. As a result, they will continue to hold the same number of shares after the reclassification transaction as they did before. However, because total outstanding shares will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held 633,569 shares (including stock options and stock warrants), or 35.2% of our common stock, and had voting power over 333,428 actual outstanding shares, or 22.2% of our common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding common shares as described above, the directors and executive officers will beneficially hold 39.8% of our common stock (including stock options and stock warrants), and will have voting power with respect to 25.8% of our common stock (based upon actual outstanding shares).

Plans or Proposals

Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares or entering into any other arrangement or transaction we may deem appropriate. In this event, our continuing shareholders may receive payment for their shares in any such transaction lower than, equal to or in excess of the amount paid to the non-continuing shareholders in the reclassification transaction.

Effects of the Reclassification Transaction on Shareholders of Allied Bancshares

The general effects of the reclassification transaction on the shareholders owning common stock and those owning preferred stock are described below.

Effects of the Reclassification Transaction on the Shareholders Receiving Preferred Stock

The reclassification transaction will have both positive and negative effects on the shareholders receiving preferred stock. All of these changes will affect unaffiliated and affiliated shareholders receiving preferred stock in the same way. The board of directors of Allied Bancshares considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

As a result of the reclassification transaction, the shareholders receiving preferred stock will:

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have a preference to the holders of common stock in the distribution of any dividend by the company;

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will have their shares automatically converted into shares of common stock upon a Change in Control of the company, on the basis of one share of common stock for each share of preferred stock, and thus will participate equally with the holders of common stock in any sale of the company; and

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will have a preference to holders of common stock upon any liquidation of the company in the amount of $10.00 for each share of preferred stock, which represents the price at which we sold the shares of common stock in our initial public offering completed in April, 2004.

In addition, the shareholders receiving preferred stock will have dissenters’ rights in connection with the reclassification transaction. See “Dissenters’ Rights” below.

Negative Effects:

As a result of the reclassification transaction, the shareholders receiving preferred stock will:

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be entitled to vote only upon a Change in Control of the company, which essentially is a merger of the company, acquisition of all of its stock, or other business combination involving the company, or the acquisition of 25% or more of its assets; and.

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continue to hold shares that, like our shares of common stock, will not have any public trading market. In addition, Allied Bancshares will not be taking any steps to assure that the preferred stock or the common stock will be eligible for trading on an automated quotation system operated by a national securities association.

Effects of the Reclassification Transaction on the Common Shareholders

The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. All of these changes will affect unaffiliated and affiliated continuing shareholders in the same way. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effect:

•

Such shareholders will continue to exercise the sole voting control over the company.

•

Because the number of outstanding shares of common stock will be reduced, such shareholders will own relatively increased voting control over the company.

Negative Effects:

As a result of the reclassification transaction:

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the liquidity of our common stock will likely be reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the fact that our stock will only be tradable in privately-negotiated transactions; and

•

holders of our preferred stock will have a preference to holders of common stock in the distribution of any dividend by the company and upon any liquidation of the company.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of Allied Bancshares stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of Allied Bancshares stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the record shareholder for more than 1,000 shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own is 1,000 or fewer.  At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they own is 1,000 or fewer.  If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of preferred stock in the transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold more than 1,000 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

The board elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive preferred stock in the transaction. See “-Purpose and Structure of the Reclassification Transaction.” Beneficial owners who would prefer to receive shares of preferred stock if they were record owners instead of beneficial owners, and who wish to receive such shares of preferred stock from Allied Bancshares as a part of the reclassification transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification Transaction

Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own more than 1,000 shares of common stock, and therefore continue as shareholders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the company on a post-reclassification basis. This represents a potential conflict of interest because our directors approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to our unaffiliated shareholders, for the reasons discussed in this proxy statement.

The fact that each director’s percentage voting ownership of Allied Bancshares’ stock will increase as a result of the reclassification transaction was not a consideration in the board’s decision to approve the reclassification transaction or in deciding its terms, including the 1,000 share cutoff. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. The board did not set the 1,000 share cutoff in order to avoid any director receiving shares of preferred stock in the reclassification. In addition, the increase in each director’s percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant. The director owning the most shares of our stock beneficially owns approximately 6.32% of our common stock now, and would beneficially own approximately 7.31% following the reclassification transaction, which does not have any appreciable effect on his ability to control the company. As a group, the percentage beneficial ownership of all directors and executive officers would increase 4.6%, from approximately 35.2% to approximately 39.8% after the reclassification transaction, and the collective voting power would increase only 3.6%, from 22.2% to 25.8%, which also is very unlikely to have a practical effect on their collective ability to control the company.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “-Background of the Reclassification Transaction,” “—Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation,” and “-Effects of the Reclassification Transaction on Shareholders of Allied Bancshares.”

In addition, our board of directors, throughout its consideration of the transaction, recognized that the interests of the shareholders receiving preferred stock are different and possibly in conflict. The holders of common stock who will receive preferred stock in the transaction may wish to remain voting shareholders of the company. However, the board of directors believes that such relative voting control is minimal as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of preferred stock which is convertible into common stock upon a change in control of the company and also has certain other preferences to the common stock. See “Description of Capital Stock.” See “-Background of the Reclassification Transaction” and “—Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” for a discussion of how the board of directors addressed this situation.

None of our executive officers or directors, who beneficially own in excess of an aggregate of 1,000 shares of common stock, has indicated to us that he intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that 1,000 or fewer shares are held in each account, so that the holders would receive shares of preferred stock in connection with the conversion of their common stock.

Financing of the Reclassification Transaction

Allied Bancshares expects that the reclassification transaction will require approximately $41,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See “-Fees and Expenses” for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction with funds of the company.

Material Federal Income Tax Consequences of the Reclassification Transaction

The following discusses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market;

persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.

Federal Income Tax Consequences to Allied Bancshares

We believe that the reclassification transaction would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the reclassification transaction.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Preferred Stock

Shareholders receiving preferred stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and cost basis of the common stock converted will carry over to the preferred stock.

Sale of Stock After Change in Control

When the preferred stock converts back to common stock upon a change in control, a subsequent sale of the common stock will result in a capital gain or loss (i.e., gross proceeds less the cost basis of the stock sold).

Sale of Stock Prior to Change in Control

Where preferred stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of the preferred stock will ordinarily be treated as a capital gain or loss, unless the preferred stock is Section 306 Stock. The preferred stock will be Section 306 Stock if, on the date the shareholder exchanged common stock for the preferred stock, the exchange would have been taxed as a dividend had the company distributed cash instead of the preferred stock to the shareholder.  This “cash substitution” test is similar to the testing of a redemption under Section 302 of the Code discussed below in “Federal Income Tax Consequences to Shareholders Who Exercise Appraisal Rights.”   However, the Internal Revenue Service has indicated that the Section 302 tests do not control and that preferred stock received by a shareholder in exchange for common stock in a recapitalization will be Section 306

Stock if the shareholder continues to own any common stock. It is possible that the preferred stock received by a shareholder of the company could be Section 306 stock if the shareholder continued to constructively own common shares owned by other shareholders after the exchange of his common stock for the preferred stock.   Please refer to the discussion of constructive ownership of stock below in “Federal Income Tax Consequences to Shareholders Who Exercise Appraisal Rights.”

If the preferred stock is treated as Section 306 Stock, then the proceeds from a subsequent sale of the preferred stock would be ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain. No loss may be recognized on disposition of Section 306 Stock. Under current tax law, the above dividend income from the sale of Section 306 Stock will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2008. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights

If you receive cash as a result of exercising appraisal rights in the reclassification transaction and do not continue to hold shares of our common stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

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the reclassification transaction results in a “complete termination” of your interest in Allied Bancshares;

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your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

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your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters’ rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in Allied Bancshares will be completely terminated by the reclassification transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Allied Bancshares completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in Allied Bancshares (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.

Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of common shares actually or constructively owned by you immediately before the reclassification transaction divided by 1,500,000, which is our current number of outstanding shares) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of common shares constructively owned by you immediately after the reclassification transaction divided by 1,291,648, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).

If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of Allied Bancshares (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Allied Bancshares is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

In all other cases, if you receive cash in lieu of a fractional share of our common stock, and immediately after the reclassification transaction you constructively own shares of our common stock, the cash you receive will likely be treated: (a) first, as a taxable dividend to the extent of Allied Bancshares’ accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who exercise dissenters’ rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters’ rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.

Dissenters’ Rights

The company is organized under the laws of the State of Georgia, and its principal place of business and executive offices are in the State of Georgia. Georgia law confers rights upon shareholders of corporations organized under Georgia law to, in certain circumstances, demand payment for the fair value of all of their shares, and it establishes procedures for the exercise of those rights. These shareholder rights are referred to as “dissenters' rights.”

In general, if the reclassification transaction is completed, under Article 13 of the Georgia Business Corporation Code, an Allied Bancshares shareholder who dissents from the reclassification transaction, and who otherwise complies with the provisions of Article 13, is entitled to demand and receive payment in cash of an amount equal to the fair value of all of such holder's shares of the company's common stock.

For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under the Georgia Business Corporation Code, Georgia law provides that the fair value of a dissenting shareholder's common stock equals the value of the shares immediately before the effective date of the reclassification transaction, excluding any appreciation or depreciation in anticipation of the reclassification transaction.

A dissenting shareholder must exercise his or her dissenters' rights with respect to all of the shares he or she owns of record, other than those shares registered in the dissenting shareholder's name but beneficially owned by another person. If a dissenting shareholder has shares registered in his or her name that are beneficially owned by another person, the dissenting shareholder may assert dissenters' rights for less than all of the shares registered in his or her name, but only if he or she notifies the company in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights.

A shareholder who chooses to dissent from the reclassification transaction and to receive payment of the fair value of his or her shares of common stock in accordance with the requirements of the Georgia Business Corporation Code must:

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deliver to the company, prior to the time the shareholder vote on the reclassification transaction is taken, a written notice of his or her intent to demand payment for his or her shares registered in his or her name if the reclassification transaction is completed; and

•

not vote the shares registered in his or her name in favor of the reclassification transaction.

Any filing of a written notice of intent to dissent with respect to the merger should be sent to: Andrew K. Walker, President, Allied Bancshares, Inc., 1700 Market Place Boulevard, P.O. Box 2669, Cumming, Georgia 30041. A vote against the reclassification transaction alone will not satisfy the requirements for compliance with Article 13 of the Georgia Business Corporation Code. A shareholder who wishes to dissent from the reclassification transaction must, as an initial matter, separately comply with all of applicable conditions listed above.

Within ten days after the vote of shareholders is taken at the special meeting, the company will provide to each shareholder who timely submitted a written notice of intent to dissent, and who did not vote in favor of the reclassification transaction at the special meeting, a dissenters' notice that:

•

states where the dissenting shareholder is to send his, her, or its payment demand, and where and when the certificates for the dissenting shareholder's shares, if any, are to be deposited;

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informs holders of uncertificated shares of common stock as to what extent transfer of the shares will be restricted after the payment demand is received;

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sets a date by which the company must receive the dissenting shareholder's payment demand; and

•

is accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

Following receipt of the dissenters' notice from the company, each dissenting shareholder must deposit his or her stock certificates and demand payment from the company in accordance with the terms of the dissenters' notice. A dissenting shareholder who does not deposit his or her stock certificates and demand payment from Allied Bancshares, Inc. by the date set forth in the dissenters' notice will forfeit his or her right to payment under Article 13 of the Georgia Business Corporation Code.

Within ten days after the later of the date that the vote of shareholders is taken at the special meeting, or the date on which the company receives a payment demand, the company will send a written offer to each shareholder who complied with the provisions set forth in the dissenters' notice to pay each such shareholder an amount that the company estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by:

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the company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

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an explanation of how any interest was calculated;

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a statement of the dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the Georgia Business Corporation Code; and

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a copy of Article 13 of the Georgia Business Corporation Code.

If the dissenting shareholder chooses to accept the company's offer of payment, he, she or it must do so by written notice to the company within 30 days after receipt of the offer of payment. A dissenting shareholder will be deemed to have accepted the offer of payment if he or she does not respond to that offer within the 30-day period. We must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the reclassification transaction, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his, her, or its shares of company common stock.

If within 30 days after the company offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his, her, or its shares and interest due thereon and demands payment of his, her, or its own estimate of the fair value of the shares and interest due thereon, then the company, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in the Superior Court in Forsyth County, Georgia, requesting that the fair value of those shares be determined. The company must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If the company does not commence the proceeding within that 60-day period, it will be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

We urge you to read all of the dissenters’ rights provisions of the Georgia Business Corporation Code, which are reproduced in full in Appendix B to this proxy statement and which are incorporated by reference into this proxy statement.

Regulatory Requirements

In connection with the reclassification transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•

filing of the amendment to Allied Bancshares’ articles of incorporation with the Georgia Secretary of State, in accordance with Georgia law; and

•

complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the reclassification transaction will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to preferred stock will result in a reduction of the total par value of common stock outstanding and an equal increase in preferred stock outstanding. For shares purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.

Fees and Expenses

We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants, and other related charges. We estimate that our expenses will total approximately $41,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount

Legal fees and expenses	$30,000
Registrar fees	10,000
Auditor fees	1,000

Total	$41,000

We anticipate that these fees will be paid from existing funds of the company.

DESCRIPTION OF CAPITAL STOCK

Common stock

We have 10,000,000 shares of authorized common stock, par value $0.10 per share. At _________________, 2005, we had 591 registered shareholders of record and 1,500,000 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.

Rights to dividends

We have not paid any cash dividends. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any such dividends is subject to the preferential right granted to holders of the shares of preferred stock issued in a reclassification transaction, discussed below. Under Georgia law, dividends may be legally declared or paid only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution to any holders of preferred stock then outstanding whose preferential rights are superior to those receiving the distribution.

Rights upon liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, as well as any preferential rights for holders of preferred stock then outstanding, and then pro rata to the holders of our common stock.

General voting requirements

The affirmative vote of the holders of a majority of the shares of common stock entitled to vote is required to approve any action for which stockholder approval is required.

Preferred Stock

The amendment to our articles of incorporation that our shareholders will consider at the special meeting will authorize 500,000 shares of preferred stock which is designated as Series A Preferred Stock. These are the shares of preferred stock which will be issued to holders of 1,000 or fewer shares of common stock in the reclassification transaction. We anticipate issuing approximately 208,352 shares of the preferred stock in the reclassification transaction.  As to the remaining shares of preferred stock which will not be issued in this transaction, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of additional shares of the preferred stock.

Preferred Stock to be Issued in Reclassification Transaction

General

The shares of preferred stock to be issued in the reclassification transaction will be fully paid and nonassessable shares of preferred stock.

Rank

The preferred stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the company, ranks senior to the common stock and to all other classes and series of equity securities of the company, other than any classes or series of equity securities that the company subsequently issued ranking on a parity with, or senior to the preferred stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the company. The relative rights and preferences of the preferred stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of preferred stock and equity securities designated by the board of directors. The preferred stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

Holders of preferred stock are entitled to a preference in the distribution of dividends, so that holders of the shares shall receive dividends, when and if declared and paid by Allied Bancshares, prior to the receipt of dividends by the holders of common stock. Allied Bancshares is not required to pay any dividends on the preferred stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by Allied Bancshares will not accumulate to future periods and will not represent a contingent liability of Allied Bancshares

Perpetual Preferred Stock

The preferred stock is referred to as perpetual preferred stock. Under the banking laws, this is defined as preferred stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

Voting Rights

Holders are entitled to vote only upon any merger, acquisition of all of the stock of, or other business combination involving, Allied Bancshares, or acquisition of 25% or greater equity interest in, or a substantial portion of, the assets of Allied Bancshares (a “Change in Control”), and upon no other matters. On those matters on which the holders of the preferred stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of Allied Bancshares. The holders of preferred stock vote together with the holders of common stock, and not as a separate class.

Conversion Rights

The shares of preferred stock automatically convert to shares of common stock upon a Change in Control with each share of preferred stock convertible into one share of common stock.

Liquidation Rights

Holders of preferred stock are entitled to a preference in the distribution of assets of Allied Bancshares in the event of any liquidation, dissolution or winding-up of Allied Bancshares, whether voluntary or involuntary, equal to $10.00 per share (which is the price per share of common stock in our initial public offering completed in April, 2004). If upon the occurrence of any such event, the assets of Allied Bancshares are insufficient to permit the payment to such holders of the full $10.00 amount per share, then the entire assets and funds of Allied Bancshares legally available for distribution will be distributed among the holders of preferred stock pro rata according to the number of shares of preferred stock held by each.

Preemptive Rights

Holders of preferred stock do not have any preemptive rights to purchase any additional shares of preferred stock or shares of any other class of capital stock of Allied Bancshares that may be issued in the future.

Redemption Rights

Holders of preferred stock have no right to require that Allied Bancshares redeem their shares nor does Allied Bancshares have the right to require the holders of preferred stock to sell their shares to the Company.

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposal to be Considered at the Special Meeting

Our board of directors is asking for your proxy for use at a special meeting of shareholders to be held on ______________, ______________, 2005, at ___________ local time at 1700 Market Place Boulevard, Cumming, Georgia 30041, and at any adjournments or postponements of that meeting.

Our board of directors has authorized, and unanimously recommends for your approval at the special meeting, the adoption of amendment to our articles of incorporation that will result in creation of the preferred stock, and the reclassification of shares of common stock held by owners of 1,000 or fewer shares of common stock into shares of such preferred stock on the basis of one share of preferred stock for each share of common stock held by such shareholders.

Our board of directors will have the discretion to determine if and when to effect the reclassification transaction, and reserves the right to abandon the transaction even if it is approved by the shareholders. The reclassification transaction will become effective upon the filing of the necessary amendment to our articles of incorporation with the Georgia Secretary of State, or a later date specified in that filing. The form of the amendment to our articles of incorporation is attached to this proxy statement as Appendix A

We expect that if the shareholders approve and the board elects to effect the reclassification transaction, the reclassification transaction will be completed as soon as practicable after the special meeting.

Shareholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.. The board is not aware of any other business to be conducted at the special meeting.

Record Date

You may vote at the special meeting if you were the record owner of shares of our common stock at the close of business on _____________, 2005, which has been set as the record date. At the close of business on the record date, there were 1,500,000 shares of common stock outstanding held by approximately 591 record shareholders. You are entitled to one vote on each matter considered and voted upon at the special meeting for each share of common stock you held of record at the close of business on the record date.

Quorum; Vote Required for Approval

The presence, in person or by proxy, of a majority of our outstanding shares is necessary to constitute a quorum at the special meeting. Approval of the reclassification transaction requires the affirmative vote of the holders of a majority in voting power of all outstanding shares of our common stock entitled to vote at the special meeting, or 750,001 of the 1,500,000 outstanding shares.  Because our executive officers and directors have the power to vote a total of 333,428 shares, and because we believe that all of them will vote in favor of the transaction, this means a total of 416,573 shares held by shareholders who are not executive officers or directors of the company will be required to vote in favor of the transaction for it to be approved. Because our executive officers and directors hold 22.2% of the voting power of our outstanding common stock, there is no assurance that the reclassification transaction will be approved.

Abstentions and broker non-votes are counted for purposes of establishing a quorum at the special meeting, and will have the effect of a vote “AGAINST” the amendment and the reclassification transaction. Approval of the amendment and the reclassification transaction does not require the separate vote of a majority of our unaffiliated shareholders, and no separate vote will be conducted.

Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding shares of our common stock present at the meeting.

Voting and Revocation of Proxies

You may vote your shares in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted without instructions, the proxies will be voted “FOR” the proposal to approve the reclassification transaction and the proposal to adjourn or postpone the meeting, if necessary.

You can revoke your proxy at any time before Allied Bancshares takes a vote at the meeting by:

•

delivering to Andrew K. Walker, our President and Chief Executive Officer, at our corporate offices at 1700 Market Place Boulevard, Cumming, Georgia 30041, on or before the business day prior to the special meeting, a later-dated and signed proxy card or a written revocation of the proxy; or

•

delivering to Mr. Walker at the special meeting prior to the taking of the vote on the reclassification transaction a later-dated and signed proxy card or a written revocation;

•

attending the special meeting and voting in person; or if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

Revoking a proxy will not affect a vote once it has been taken. Attendance at the special meeting will not, in itself, constitute a revocation of a proxy. You must vote in person at the special meeting if you wish to change a vote that you have previously made by submitting a signed proxy.

Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with the directions of our board of directions with respect to those matters, except to the extent that such matters would include substantive matters presented by the Company that would otherwise be required to be separately set out by the Company on the proxy card.

Solicitation of Proxies; Expenses of Solicitation

Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares that those persons hold of record.

We are mailing this proxy material to our shareholders on or about _____________, 2005.

FINANCIAL INFORMATION

Allied Bancshares’ financial statements and management’s discussion and analysis for the six months ended June 30, 2005 are attached hereto as Appendix C and made a part hereof.  Allied Bancshares’ financial statements and management’s discussion and analysis for the year ended December 31, 2004 are attached hereto as Appendix D and made a part hereof.  The book value per share of Allied Bancshares common stock as of June 30, 2005 was $8.87 per share.

MARKET PRICE OF ALLIED BANCSHARES COMMON STOCK AND DIVIDEND INFORMATION

Market Price Data

Allied Bancshares stock is not actively traded, and such sales activity, as it occurs, takes place in privately negotiated transactions. We are aware of certain transactions in our shares of common stock that have occurred since January 1, 2005, although the sale prices of all stock transactions are not known.  There may be other transactions of which we are not aware.  The average price paid in recent private sales known to us is $12.00 per share.

There were 591 record holders of our common stock on ________________, 2005.

Dividends

We have not paid any cash dividends. Regulations issued by the Federal Reserve Board and the Office of the Comptroller of the Currency govern our and our subsidiary bank’s capital requirements and may affect the amount of dividends we can pay. Generally, the timing and amount of future dividends on our shares will depend on earnings, cash requirement, our and our subsidiary bank’s financial condition, applicable government regulations and other factors that our board deems relevant.

The Georgia Business Corporation Law prohibits us from paying dividends if we are insolvent or if payment of dividends would render us unable to pay our debts as they come due in the ordinary course of business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

 OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s only outstanding class of securities, common stock, $.10 par value, held by the current directors, named executive officers and directors and executive officers as a group, as of ______________, 2005.

NAME AND ADDRESS	POSITION HELD	SHARES BENEFICIALLY OWNED	PERCENTAGE OWNERSHIP(1)

Andrew K. Walker Suwanee, GA 30024	President and C.E.O.; Director	97,857 (2)	6.32%

Carl E. Hansson Flowery Branch, GA 30542	Chairman; Director	85,714 (3)	5.55%

Peter L. Gatti Cumming, GA 30040	Director	85,714 (4)	5.55%

Jim P. Meadows Houston, TX 77019	Director	92,856 (5)	5.55%

Jackson P. Turner Dalton, GA 30720	Director	85,614 (6)	5.55%

Brent H. Baker, Sr. Cumming, GA 30040	Director	60,000 (7)	3.92%

John S. (Trip) Martin, III Duluth, GA 30097	Director	85,714 (8)	5.55%

Charles Y. Allgood Dalton, GA 30720	Director	100.006%

Sam R. Story, III Cumming, GA 30040	Vice-President	6,000 (9)	.40%

Richard E. Bell Gainesville, GA 30504	Vice President; Secretary-Treasurer	34,000 (10)	2.26%

All Directors and Officers as a Group(11)	633,569	35.20%

_________________________________

(1)

The calculation of the percentage ownership of each individual is based in each case on 1,500,000 actual outstanding shares of common stock, plus the number of shares subject to exercisable options and/or warrants held by the particular individual as if such shares are outstanding.

The calculation of the percentage ownership of the group is based upon 1,800,142 shares deemed to be outstanding.  These deemed outstanding shares include 1,500,000 shares of common stock actually outstanding, 287,142 exercisable warrants and 13,000 exercisable stock options at ____________, 2005.

(2)

Includes 42,857 exercisable warrants and 5,000 exercisable stock options.

(3)

Includes 42,857 exercisable warrants.

(4)

Includes 42,857 exercisable warrants.

(5)

Includes 42,857 exercisable warrants.

(6)

Includes 42,857 exercisable warrants.

(7)

Includes 30,000 exercisable warrants.

(8)

Includes 42,857 exercisable warrants.

(9)

Includes 4,000 exercisable options.

(10)

Includes 4,000 exercisable options.

(11)

These figures are different from the sum of the individual percentages because of rounding.

In addition to the Company’s directors who beneficially own more than 5% of the Company’s outstanding common stock as set forth above, the following table sets forth the other  beneficial owners of the Company’s common stock, who to the Company’s knowledge beneficially owned more than 5% of the Company’s outstanding common stock as of ___________, 2005.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OWNERSHIP

Daniel B. Cowart Norcross, GA 30092	85,000	5.67%(1)

____________________________________________

(1)

The calculation of the percentage ownership is based on 1,500,000 shares outstanding as of ______________, 2005.

COMMON STOCK PURCHASE INFORMATION

Prior Stock Purchases

Neither Allied Bancshares nor its subsidiary bank has purchased any of the outstanding common stock of Allied Bancshares.

Recent Transactions

Since January 1, 2005, the directors and executive officers of Allied Bancshares have not made any purchases of Allied Bancshares common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Transactions with Directors and Officers

Certain directors and executive officers of Allied Bancshares, and their related interests, had loans outstanding in the aggregate amounts of $570,000 at June 30, 2005.  These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other person and did not involve more than normal risks of collectability or present other unfavorable features. The prohibitions on certain extensions of credit to directors and executive officers contained in the Sarbanes-Oxley Act do not apply to any of these loans.

Agreements Involving Allied Bancshares’s Securities

We are not aware of any agreements relating to our common stock.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.

Persons Making the Solicitation

The enclosed proxy is solicited on behalf of our board of directors. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and directors may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of existing common stock.

Shareholder Proposals for 2006 Annual Meeting

Shareholders’ proposals to be presented at the 2006 annual shareholders’ meeting must be received by us at our principal office, 1700 Market Place Boulevard, Cumming, Georgia, on or before November 10, 2005.

Other Matters of Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “-Where You Can Find More Information.”

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

By order of the Board of Directors

August 26, 2005

APPENDIX A

PROPOSED FORM OF AMENDMENT TO ARTICLES OF

INCORPORATION TO EFFECT RECLASSIFICATION TRANSACTION

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION OF

ALLIED BANCSHARES, INC.

1.

The name of the corporation is Alliance Bancshares, Inc.

2.

Effective the date hereof, the Articles of Incorporation of Alliance Bancshares, Inc. are hereby amended by deleting Article 4 thereof in its entirety and substituting in lieu thereof the following:

4.

Capital Stock

A.

Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)

Common Stock. The aggregate number of shares of common stock (referred to in these Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 10,000,000 with a par value of $0.10 per share.

(2)

Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 500,000 with a par value of $0.10 per share.

B.

Description of Preferred Stock.

The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

(1)

Dividends on the outstanding shares of Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the outstanding shares of Common Stock with respect to the same quarterly period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent determined by resolution of the Board of Directors, as provided below. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the outstanding shares of Preferred Stock shall have preference and priority over the outstanding shares of Common Stock for payment of the amount, if any, to which shares of each outstanding series of Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any such payments shall be made to the holders of Common stock.

(2)

The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Restated Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(a)

The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

(b)

The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

(c)

Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

(d)

The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e)

The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f)

The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

(g)

The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

(3)

Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

C.

Common Stock Voting Rights.

Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

D.

Preemptive Rights.

Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

E.

Description of Series A Preferred Stock.

Pursuant to authority granted by Article 4, Section B of the Articles, there is hereby created and the Corporation be, and hereby is, authorized to issue from the 500,000 authorized shares of Preferred Stock, 500,000 shares of preferred stock which shall have, in addition to the terms set forth in the Articles, the following terms, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations, and restrictions:

1.

Designation. There shall be 500,000 shares of the Preferred Stock of the Corporation hereby constituted as a series of Preferred Stock with a par value of $0.10 per share designated as Series A Non-Cumulative Perpetual Preferred Stock (hereinafter called the “Series A Preferred Stock”).

2.

Rank.  The Series A Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the Company, ranks senior to the Common Stock and all of the classes and series of equity securities of the Company, other than any classes or series of equity securities of the Company subsequently issued ranking on a parity with, or senior to, the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the Corporation designated by the Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Corporation, including notes and debentures.

3.

Number of Shares in Series. The number of shares of Series A Preferred Stock shall be 500,000 shares.

4.

Dividends. Except as provided by law, the holders of the Series A Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a merger or share exchange, in each case to which the Corporation is a party, or a sale by the Corporation of all or substantially all of its assets (a “Change of Control”). On those matters in which the holders of Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each year of Series A Preferred Stock, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

5.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full the sum of $10.00 per share. To the extent such payment shall have been made in full to the holders of the Series A Preferred Stock, all other series of Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock, share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. A Change of Control shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 5.

6.

Convertibility. The Series A Preferred Stock shall automatically convert into shares of the Corporation’s Common Stock, on the basis of one share of Common Stock for each share of Series A Preferred Stock, upon and immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall be deemed to have converted such shares of Series A Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Series A Preferred Stock shall be converted into Common Stock pursuant to this Section 6, the shares which are converted shall be cancelled and shall not be issuable by this Corporation thereafter.

7.

Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefor such dividends prior to the payment of any dividends to the holders of the Common Stock. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

8.

Redemption Rights. The shares of Series A Preferred Stock shall have no redemption rights.

9.

Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series A Preferred Stock.

10.

Definitions. As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

a.

The term “parity stock” means all series of Preferred Stock (including but not limited to Series A Preferred Stock) and any other class of stock of the Corporation hereafter authorized ranking on a parity with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

b.

The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which Preferred Stock, including without limitation Series A Preferred Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

11.

Limitations of Rights. Holders of shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

F.

Reclassification of Common Stock.

Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder who owns 1,000 or fewer shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who owns more than 1,000 shares of Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.

3.

This amendment was duly approved on _________, 2005, by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers, this ____ day of _______, 2005.

ALLIED BANCSHARES, INC.

By:  ______________________________________

President and CEO

Attest:  ___________________________________

Secretary

(CORPORATE SEAL)

APPENDIX B

O.C.G.A. SECTIONS 14-2-1301 – 14-2-1332

DISSENTERS’ RIGHTS

§14-2-1301.   Definitions

As used in this article, the term:

(1)

“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)

“Corporate action” means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3)

“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)

“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)

“Fair value,” with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)

“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)

“Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302.   Right to dissent

(a)

A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)

Consummation of a plan of merger to which the corporation is a party:

(A)

If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)

The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)

Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)

The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)

If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)

Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)

Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)

An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)

Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)

A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c)

Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)

In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)

The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1320.   Notice of dissenters' rights

(a)

If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b)

If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321.  Notice of intent to demand payment

(a)

If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

(1)

Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)

Must not vote his shares in favor of the proposed action.

(b)

A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322.   Dissenters' notice

(a)

If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters’

notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)

The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

(1)

State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)

Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)

Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)

Be accompanied by a copy of this article.

§ 14-2-1323.   Duty to demand payment

(a)

A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)

A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)

A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

§ 14-2-1324.   Share restrictions

(a)

The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)

The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325.  Offer of payment

(a)

Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)

The offer of payment must be accompanied by:

(1)

The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2)

A statement of the corporation's estimate of the fair value of the shares;

(3)

An explanation of how the interest was calculated;

(4)

A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

(5)

A copy of this article.

(c)

If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326.   Failure to take action

(a)

If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)

If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327.   Procedure if shareholder dissatisfied with payment or offer

(a)

A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)

The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)

The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)

A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)

If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)

The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)

The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

§ 14-2-1330.   Court action

(a)

If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)

The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)

The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)

The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters' rights under this chapter.

(e)

Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§ 14-2-1331.  Court costs and counsel fees

(a)

The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)

The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)

Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)

Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)

If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§ 14-2-1332.   Limitation of actions

No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

APPENDIX C

Financial Statements and Management’s Discussion

and Analysis for the Six Months ended June 30, 2005

ALLIED BANCSHARES, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

JUNE 30, 2005

Assets
Cash and due from banks	$3,476,281
Federal funds sold	4,066,000
Interest-bearing deposits in banks	12,105,985
Total cash and cash equivalents	19,648,266

Investment securities	2,080,224
Other investment	896,292
Loans, net	74,778,017
Premises and equipment, net of depreciation	3,690,212
Other assets	418,526
Total assets	$101,511,537

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing demand	$5,402,257
Interest bearing demand	23,227,249
Savings	2,902,803
Time	56,282,253
Total deposits	87,814,562
Accrued interest payable and other liabilities	390,771
Total liabilities	88,205,333

Commitments

Stockholders’ equity:
Common stock, $.10 par value, 10,000,000 shares authorized; 1,500,000 shares issued and outstanding	150,000
Additional paid-in capital	14,766,668
Accumulated deficit	(1,603,379)
Accumulated other comprehensive income	(7,085)
Total stockholders’ equity	13,306,204
Total liabilities and stockholders’ equity	$101,511,537

See accompanying notes to financial statements.

ALLIED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

FOR THE THREE MONTHS AND SIX MONTHS ENDING JUNE 30, 2005

Three Months Ending June 30	Six months Ending June 30

	2005	2004	2005	2004
Interest income
Interest and fees on loans	$1,282,872	242,791	2,272,388	242,791
Deposits in banks	58,031	41,735	81,670	41,735
Federal funds sold	47,513	16,337	76,784	16,337
Investment securities	23,986	13,393	50,316	13,393
Total interest income	1,412,402	314,256	2,481,158	314,256

Interest expense
Interest bearing deposits	138,693	27,894	234,159	27,894
Time deposits	422,998	43,746	706,389	43,746
Total interest expense	561,693	71,640	940,548	71,640

Net interest income	850,709	242,616	1,540,610	242,616

Provision for loan losses	138,434	261,647	291,259	261,647

Net interest income (expense) after provision for loan losses	712,275	(19,031)	1,249,351	(19,031)

Other income, service charges and other fees	50,450	5,240	142,512	5,240

Other expense
Salaries and benefits	464,689	338,159	872,867	506,759
Net occupancy and equipment expense	103,428	59,767	188,257	91,581
Other operating expenses	152,791	74,721	330,013	139,779
Total other expense	720,908	472,647	1,391,137	738,119

Net earnings (loss)	$41,817	(486,438)	727	(751,910)

Basic and diluted earnings (loss) per share	$.03	(.32)	.00	(.50)

Weighted average number of shares	1,500,000	1,500,000	1,500,000	1,500,000

See accompanying notes to financial statements.

 ALLIED BANCSHARES, INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

FOR THE THREE MONTHS AND SIX MONTHS ENDING JUNE 30, 2005

	Three Months Ending June 30	Six months Ending June 30
	2005	2004	2005	2004
Net earnings (loss)	$41,817	(486,438)	727	(751,910)
Other comprehensive income (loss):
Unrealized losses on investment securities available-for-sale	22,929	(18,794)	(7,217)	(18,794)
Associated tax benefit	8,713	7,142	2,742	7,142
Other comprehensive income (loss)	14,216	(11,652)	(4,475)	(11,652)
Comprehensive income (loss)	$56,033	(498,090)	(3,748)	(763,562)

ALLIED BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$727	(751,910)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	117,143	20,337
Provision for loan loss	291,259	261,647
Increase in interest receivable	(84,304)	(100,203)
Increase in interest payable and other liabilities	242,336	53,801
Other operating activities, net	(25,962)	(75,736)
Net cash used by operating activities	541,199	(592,064)

Cash flows from investing activities:
Proceeds from investment securities called or matured	3,000,000	-
Purchases of investment securities	(2,097,740)	(3,057,231)
Purchases of other investments	(36,000)	(764,892)
Net increase in loans	(23,300,754)	(20,031,776)
Purchase of land and fixed assets	(217,509)	(1,434,661)
Net cash used by investing activities	(22,652,003)	(25,288,560)

Cash flows from financing activities:
Net increase in deposits	35,089,930	20,292,779
Issuance of stock		14,999,990
Change in line of credit		(488,196)
Deferred offering expenses		(8,223)
Net cash provided by financing activities	35,089,930	34,796,350

Net change in cash and cash equivalents	12,979,126	8,915,726

Cash and cash equivalents at beginning of the period	6,669,140	1,507

Cash and cash equivalents at end of period	$19,648,266	8,917,233

Non-cash investing and financing activities: Change in unrealized loss on securities available for sale, net of tax	$(4,475)	(11,652)

Supplemental information: Interest paid	$940,547	77,685

    See accompanying notes to financial statements.

ALLIED BANCSHARES, INC.

Notes to Financial Statements

(1)

Organization

Allied Bancshares, Inc. (the “Company”), a bank holding company, owns  100% of the outstanding common stock of First National Bank of Forsyth County (the “Bank”), a bank operating in Forsyth and Hall counties in Georgia.  During the first and second quarters of 2004, the Company raised $14,916,668, net of offering expenses of $83,332, through the sale of 1,500,000 shares of its $.10 par value common stock at $10.00 per share.  The Company used $10,000,000 of the net proceeds from this public offering to purchase 100% of the outstanding common stock of the Bank.  The organizers of the Bank filed an application to organize the Bank with the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and upon receiving final approval of the application from both of these regulatory agencies, the Bank opened for business on April 5, 2004.

Operations through April 4, 2004 relate primarily to expenditures by the organizers for incorporating and organizing the Company and the Bank. The Company was previously reported on as a development stage corporation.  All expenditures by the organizers are considered expenditures of the Company.

In connection with the Company’s formation and initial offering, the Company issued 287,142 warrants to purchase its common stock to the organizers.  The warrants allow each holder to purchase one additional share of common stock at $10 per share. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering and expire ten years after the date of grant.  During the period the Board of Directors approved the 2004 Stock Option Plan for eligible employees.  Under the Plan 200,000 shares have been reserved for stock option grants to officers and other key employees.

In the opinion of management, all adjustments which are necessary for a fair statement of operations for the periods presented have been included.

(2)     Basis of Presentation

The accounting principles followed by the Company and the methods of applying these principles conform with accounting principles generally accepted in the United States of America (GAAP) and with general practices within the banking industry.  In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements.  Actual results could differ significantly from those estimates.  Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determinations of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowance associated with deferred tax assets, the recognition of which are based on future taxable income.

(3)

Earnings (Loss) Per Share

Basic earnings per share are based on the number of shares issued by the Company in its initial public offering of 1,500,000 shares, while the effects of potential shares outstanding during the period are included in diluted earnings per share.

(4)

Stock Option Plan

On August 18, 2004, the Board of Directors of the Company approved the 2004 Stock Option Plan, which allows for common stock options to be granted to eligible officers and employees.  Stock options granted under this plan are qualified incentive stock options and will not exceed 200,000.  Options become exercisable as determined by the Board of Directors at the time of grant.  The options granted become vested and exercisable in annual increments of 20% of the total shares beginning December 31, 2004 through December 31, 2009.  Options granted under the plan expire after ten years.  The exercise price of the options granted will be no less than 100 percent of the market price on the day the option is granted, as determined by the Board of Directors. A total of 10,000 options were granted in the second quarter of 2005 at an exercise price of $12.00 per share.  Options granted under the 2004 Stock Option Plan total 120,500 shares at June 30, 2005.

(5)       Stock Compensation Plan

At June 30, 2005, the Company had a stock-based employee compensation plan.  The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.  No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying stock on the date of grant.  The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS Statement No. 123, Accounting for Stock-Based Compensation in 2004, to stock–based employee compensation.

The calculated fair value of the 10,000 options granted during the second quarter of 2005 is $4.02 and is based a risk free interest rate of 4%, dividend yield of 0% and was computed based on the minimum value method.

Six Months Ended June 30, 2005
Net income, as reported	$ 727
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(37,259)
Proforma net income	(36,532)

Earnings per share:
Basic – as reported based on 1,500,000 shares	$ (.02)
Basic – proforma based on 1,567,940 shares	(.02)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED

JUNE 30, 2005

The following is management’s discussion and analysis of significant factors which have affected the financial condition and operating results of Allied Bancshares, Inc. and its bank subsidiary, First National Bank of Forsyth County, during the periods included in the accompanying consolidated financial statements.  The purpose of this discussion is to expand upon the financial information provided in the unaudited consolidated financial statements for the six months ended June 30, 2005.  Reference should be made to those statements for a complete understanding of the following discussion and analysis.  Because the Company was in the organization stage until the Bank began its operations on April 5, 2004, 2005 – 2004 period-to-period comparisons of the Company’s financial results are not meaningful and are not presented in this report.

OVERVIEW

The results for the first six months of 2005 were highlighted by continued strong growth in earning assets funded by a similar growth in deposits.  The Company has seen a steady expansion of loans, deposits, and customer base in its Forsyth County and Hall County market areas during its almost fifteen months of operation due to successful business development efforts and strong economic growth in the markets served.

FINANCIAL CONDITION

As of June 30, 2005, the Company had total assets of $101.5 million, an increase of $15.6 million or 18%, from March 31, 2005 and $35.3 million or 53% from December 31, 2004.  Deposits totaled $87.8 million at June 30, 2005.  Deposits increased $15.4 million or 21% during the quarter ending June 30, 2005 and $35.1 million for the first six months of 2005.  Deposit growth was primarily invested in the earning asset categories of loans and interest bearing deposits in other banks.  Cash and cash equivalents consisting of cash on hand, due from other banks, federal funds and interest-bearing deposits in other banks totaled $19.6 million at June 30, 2005.   Total equity

remained essentially unchanged at $13.3 million at June 30, 2005. The Bank achieved month-to-month profitability for the first time in the second quarter, slightly exceeding the losses incurred in the first quarter by $727.

The Bank’s loan portfolio was $75.7 million at June 30, 2005, an increase of $11.1 million from March 31, 2004 balance of $64.6 million and $21.3 million from the December 31, 2004 balance of $54.4 million. The loan to deposit ratio was 86% as of June 30, 2005 compared to 89% at March 31, 2005.   At June 30, 2005, approximately $65.4 million or 86% of the loan portfolio was collateralized by real estate located in our primary market areas.  This concentration in real estate is highly diversified by the number of borrowers, property type, location, and use of loan proceeds. The Company strives to mitigate interest rate risk by emphasizing variable rate loans in its lending activities.  At June 30, 2005, approximately 77% of the loan portfolio was prime-based, variable rate loans.

At June 30, 2005, cash and cash equivalents totaled $19.6 million, an increase of $5.4 million from March 31, 2005.  Investment securities totaled $2.0 million, consisting of securities classified as available for sale.  Cash, cash equivalents and investment securities represent the Bank’s main sources of short term liquidity for funding loans and as well as a source of earnings enhancement. In the current rising interest rate environment, management has elected to minimize investment in fixed rate investment securities which will decline in value if interest rates rise as widely expected.  Management has opted to place funds in short-term instruments such as federal funds and interest bearing deposits in banks which provide daily liquidity.  The liquidity is viewed as sufficient to support the current operating needs and growth opportunities of the bank. In addition, the Bank can access national markets for deposits to supplement deposit generation in local markets.

Total deposits at June 30, 2005 were $87.8 million, an increase of $15.4 million or 21% from $72.4 million at March 31, 2005.  The deposit mix at June 30, 2005 was as follows: $5.4 million (6% of total deposits) in noninterest bearing demand deposits; $23.2 million (26% of total deposits) in interest checking accounts; $2.9 million (3% of total deposits) in savings accounts; and $56.3 million (65% of total deposits) in time deposits.  The deposit mix remains weighted towards higher cost time deposits. Management expects this reliance upon certificates of deposits to continue since customers prefer this type of deposit instrument.

RESULTS OF OPERATIONS

The Company generated earnings of $727 for the six month period ending June 30, 2005, compared to a net loss of $751,910 for the same period in 2004.  During the quarter the Company achieved monthly profitability for the first time.  At June 30, 2005, the accumulated deficit was $1,603,379.   As stated above, results in the first half of 2005 are from the operation of the Bank, while results in the first half of 2004 partially reflect expenses incurred in organizing the Company and the Bank.  As a result, period-to-period comparisons of 2005 versus 2004 are not meaningful and are not provided herein.

NET INTEREST INCOME

For the six months ended June 30, 2005, interest and fee income from earning assets was $2,481,157, which represented a yield of 6.29% on average earning assets during the period of $78,933,807.  Interest expense totaled $940,547 for the six months ended June 30, 2005 and represented a cost of 2.91% on average interest-bearing liabilities of $64,630,845 during the same period.  Net interest income was $1,540,610 for the six months ended June 30, 2005.  The net interest spread was 3.38% for the same period.  The net interest margin, which takes into the account the benefit from non-interest bearing liabilities, was 3.90% for the first half of 2005.  The net interest spread for the quarter ending March 31, 2005 was 3.38% and the net interest margin was 3.94%.  The Company’s net interest income has benefited from a high percentage of variable rate loans and short term investments that have repriced faster than deposits, as interest rates have increased due to Federal Reserve policy.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The Company has established an allowance for loan losses through a provision for loan losses charged to expense on its statement of operations.  The allowance represents an amount which the Company believes will be adequate to absorb potential losses on existing loans that may become uncollectible.  The provision for loan losses increased by $291,259 during the first half of 2005 to $946,557, which represents 1.25% of total loans outstanding.  The amount provided is due entirely to loan growth and management’s assessment of inherent risk in the loan portfolio.  The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and a timely identification of potential credit problems.  The evaluation of the collectability take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality, and the review of specific problem loans.  Due to the limited operating history of the Bank, the provision for loan losses has been primarily as a result of management’s assessment of general loan loss risk as compared to banks of similar size and maturity.  Management does not allocate the allowance for loan losses to specific categories of loans, but evaluates the adequacy on an overall portfolio basis using a loan grading system that rates loans in different categories.  Certain grades representing criticized or classified loans are assigned allocations of loss based on an estimate of the potential loss that is generally based on loan loss reserve policy.  Other loans are graded by type and allocated loss ranges based on management’s perceived inherent loss for the loan type.  A combination of these results is compared monthly to the recorded allowance for loan losses, and material losses are adjusted by increasing or decreasing the provision for loan losses.  An independent third-party loan review is used to challenge and validate the loan grading system and to provide additional analysis in determining the adequacy of the loan loss provisions.   As of June 30, 2005, the Company had no loans classified for regulatory purposes as loss, doubtful, substandard or potential problem loans.  No loans were 30 days or more past due and the Company has not charged off any loans since opening.

OTHER INCOME

Other income consists of non-interest income, primarily service charges on deposit accounts, customer service fees related to processing a variety of banking transactions and mortgage loan origination fees.  For the six months ended June 30, 2005, other operating income totaled $142,512. Mortgage origination fees of $58,654 and service charge income of $31,890 were the primary contributors to non-interest income earned during the first half of 2005.

OTHER EXPENSES

Other expenses consist of non-interest expenses related to the operation of the business.  For the six months ended June 30, 2005, other operating expenses totaled $1,391,137.  Personnel expenses of $872,257 related to the Bank’s 24 employees at June 30, 2005 represented 63% of total non-interest expenses.  Occupancy and equipment expenses of $188,257 represented 14% of other expenses. Other expenses of $330,013 consisted primarily of fees for outside services (such as data processing, legal, accounting and audit services) of $134,444 and regulatory fees of $25,928.

The Company has not recorded a provision for income taxes because of the cumulative net operating losses incurred to date.

OFF-BALANCE SHEET RISKS

Through the operations of the Bank, the Company has made contractual commitments to extend credit in the ordinary course of its business activities to meet the financing needs of its customers.  These commitments are legally binding agreements to extend credit to the Bank’s customers at predetermined interest rates for a specified period of time.  At June 30, 2005, the Bank had issued commitments to extend credit of $10,047,749 and has issued letters of credit of $508,050 through various types of commercial lending arrangements at variable rates.  Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet.  The same credit policies used in on-balance sheet instruments are used in making commitments and conditional obligations.  The Company evaluates each customer’s credit-worthiness on a case-by-case basis.

CAPITAL

The Company raised $14,917,000 net of offering expenses of $83,000 in 2004.  The Company used these funds to initially purchase 100% of the shares of the Bank for $10,000,000 and for working capital.  During the quarter ended June 30, 2005, the Company injected another $3,400,000 into the Bank.  This was done to support the increased assets of the Bank and to provide capital for continued growth within regulatory capital guidelines.  At June 30, 2005, total shareholders’ equity was $13,306,000 consisting of $14,916,000 in capital offset by an accumulated deficit of $1,603,000 and unrealized loss on available for sale securities, net of tax, of $7,000.

The additional capital contributed to the Bank in May 2005 are reflected in improved capital ratios at June 30, 2005, notwithstanding the growth in earning assets during the period.   The following tables present the Bank’s regulatory capital position at June 30, 2005:

Risk Based Capital Ratios
Tier 1 Capital, Actual	14.78%
Tier 1 Capital Minimum Requirement	8.00%
Excess	6.78%

Total Risk Based Capital, Actual	15.90%
Total Risk Based Capital, Minimum Requirement	8.00%
Excess	7.90%

Leverage Ratio
Tier 1 – Capital to Adjusted Total Assets, Actual	13.40%
Minimum Leverage Requirement	4.00%
Excess	9.40%

These ratios are expected to decline as asset growth continues, but will exceed regulatory minimum requirements.  Anticipated future earnings without dividend payments will contribute to keeping the Bank’s capital ratios at satisfactory levels.  Based on the Bank’s Tier 1 capital of $12,462,000 at June 30, 2005 and average total assets of $93,031,000 for the quarter ending June 30, 2005, approximately $63 million of additional earning assets with a 100% risk weighting could be supported at the 8% minimum capital ratio for Tier 1 capital.

APPENDIX D

Financial Statements and Management’s Discussion

and Analysis for the Year ended December 31, 2004

ALLIED BANCSHARES, INC

Financial Statements

December 31, 2004 and 2003

(with Independent Accountant’s Report thereon)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Allied Bancshares, Inc.

Cumming, Georgia

We have audited the consolidated balance sheets of Allied Bancshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income and cash flows for the year ended December 31, 2004 and for the period from June 4, 2003 (inception) to December 31, 2003.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allied Bancshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and for the period from June 4, 2003 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

s/PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 2, 2005

ALLIED BANCSHARES, INC.  AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
Assets
Cash and due from banks, including reserve requirement of $189,000	$1,490,159	1,507
Federal funds sold	5,122,000	-
Interest-bearing deposits in banks	56,981	-
Total cash and cash equivalents	6,669,140	1,507
Restricted cash	-	4,054,900
Investment securities	3,008,438	-
Other investments	860,292	-
Loans, net	51,768,523	-
Premises and equipment, net	3,555,887	52,984
Accrued interest receivable and other assets	308,256	85,890
Total assets	$66,170,536	4,195,281

Liabilities and Stockholders’ Equity (Deficit)

Liabilities:
Deposits:
Noninterest-bearing demand	$3,436,473	-
Interest bearing demand	16,048,066	-
Savings	122,116	-
Time	33,117,977	-
Total deposits	52,724,632	-
Subscribers’ deposits	-	4,054,900
Line of credit	-	488,196
Accrued interest payable and other liabilities	135,953	7,855
Total liabilities	52,860,585	4,550,951

Commitments

Stockholders’ equity (deficit):
Common stock, $.10 par value, 10,000,000 shares authorized; 1,500,000 shares issued and outstanding in 2004 and 1 share issued and outstanding in 2003	150,000	-
Additional paid-in capital	14,766,668	10
Accumulated deficit	(1,604,106)	(355,680)
Accumulated other comprehensive income	(2,611)	-
Total stockholders’ equity (deficit)	13,309,951	(355,670)
Total liabilities and stockholders’ equity (deficit)	$66,170,536	4,195,281

See accompanying notes to consolidated financial statements.

ALLIED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	2004	2003
Interest income
Interest and fees on loans	$1,462,153	-
Interest on deposits in other banks	92,633	-
Interest on federal funds sold	43,441	-
Interest on investment securities	46,131	-

Total interest income	1,644,358	-

Interest expense:
Interest bearing deposits	175,579	-
Savings	131	-
Time	308,507	-
Borrowings	6,150	5,627

Total interest expense	490,367	5,627

Net interest income (expense)	1,153,991	(5,627)

Provision for loan losses	655,298	-

Net interest income (expense) after provision for loan losses	498,693	(5,627)

Service charges and other fees	57,318	-

Other expense
Salaries and benefits	1,181,347	227,409
Net occupancy and equipment expense	252,413	31,262
Other operating expenses	370,677	91,382

Total other expense	1,804,437	350,053

Net loss	$(1,248,426)	(355,680)

Basic loss per share	$(.83)	(.24)

Weighted average number of shares	1,500,000	1,500,000

See accompanying notes to consolidated financial statements.

ALLIED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Issuance of common stock to organizer	$-	10	-	-	10
Net loss	-	-	(355,680)	-	(355,680)
Balance, December 31, 2003	-	10	(355,680)	-	(355,670)
Redemption of organizer’s share of stock	-	(10)	-	-	(10)
Sales of common stock, net of offering expenses of $83,332	150,000	14,766,668	-	-	14,916,668
Net loss	-	-	(1,248,426)	-	(1,248,426)
Change in unrealized loss on securities available for sale, net of tax	-	-	-	(2,611)	(2,611)
Balance December 31, 2004	$150,000	14,766,668	(1,604,106)	(2,611)	13,309,951

See accompanying notes to consolidated financial statements.

ALLIED BANCSHARES, INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	2004	2003

Net loss	$(1,248,426)	(355,680)

Other comprehensive loss net of tax: Unrealized losses on investment securities available for sale:
Unrealized losses arising during the period	(4,210)	-
Income tax benefit related to unrealized losses	1,599	-

Other comprehensive loss	(2,611)	-

Comprehensive loss	$(1,251,037)	(355,680)

See accompanying notes to consolidated financial statements.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(1,248,426)	(355,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	124,660	5,270
Provision for loan loss	655,298	-
Increase in interest receivable	(244,172)	-
Increase in interest payable and other liabilities	137,554)	-
Other operating activities, net	(58,111)	(2,926)
Net cash used in operating activities	(633,197)	(353,336)

Cash flows from investing activities:
Purchases of investment securities	(3,074,570)	-
Purchases of other investments	(860,292)	-
Net increase in loans	(52,423,821)	-
Purchases of premises and equipment	(3,568,689)	(58,254)
Net cash used in investing activities	(59,927,372)	(58,254)

Cash flows from financing activities:
Net increase in deposits	52,724,632	-
Change in line of credit	(488,196)	488,196
Proceeds from sale of common stock	14,999,990	10
Deferred offering expenses	(8,223)	(75,109)
Net cash provided by financing activities	67,228,203	413,097

Net change in cash and cash equivalents	6,667,634	1,507

Cash and cash equivalents at beginning of the year	1,507	-

Cash and cash equivalents at end of year	$6,669,141	1,507

Non-cash investing and financing activities: Change in unrealized loss on securities available for sale, net of tax	$(2,611)	-

Supplemental information: Interest paid	$369,718	3,157

Change in restricted subscribers’ deposits	$(4,054,900)	4,054,900

    See accompanying notes to consolidated financial statements.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Allied Bancshares, Inc. and subsidiary (the “Company”), a bank holding company, owns 100% of the outstanding common stock of the First National Bank of Forsyth County (the “Bank”), a bank operating in Forsyth and Hall counties in Georgia.  All significant inter-company accounts and transactions have been eliminated in consolidation.

During the first and second quarters of 2004, the Company raised $14,916,668, net of offering expenses of $83,332, through the sale of 1,500,000 shares of its $.10 par value common stock at $10.00 per share.  The Company used $10,000,000 of the net proceeds from this public offering to purchase 100% of the outstanding common stock of the Bank.  The organizers of the Bank filed an application to organize the Bank with the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and upon receiving final approval of the application from both of these regulatory agencies, the Bank opened for business on April 5, 2004.

The Company is subject to regulation under the Bank Holding Company Act of 1956. The Bank is primarily regulated by the Office of the Comptroller of the Currency and undergoes periodic examinations by this regulatory agency.  The consolidated financial statements include the accounts of the Company and the Bank.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Operations from June 4, 2003 (inception) through April 4, 2004 relate primarily to expenditures by the organizers for incorporating and organizing the Company and the Bank. The Company was previously reported on as a development stage corporation.  All expenditures by the organizers are considered expenditures of the Company.

The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and to general practices in the banking industry.  In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates.  Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

Cash and Cash Equivalents

Cash equivalents include amounts due from banks and federal funds sold.    Generally, federal funds are sold for one-day periods.

Investment Securities

The Company classifies its securities in one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2004, all securities are classified as available-for-sale.

Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(1)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Investment Securities, continued

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include Federal Reserve Bank stock, Federal Home Loan Bank stock and stock in a closely held bank holding company, which have no readily determinable fair value and are carried at cost.

Loans and Allowance for Loan Losses

Loans are stated at the principal amount outstanding, net of the allowance for loan losses.  Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on nonaccrual loans are applied to principal.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely.  The allowance represents an amount that in management’s judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectability of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.  Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses.  Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.  Depreciation expense on furniture and equipment is computed over estimated useful lives, which range from three to seven years.  The Bank building will be depreciated over its estimated useful life of 40 years.

Organizational Expenses

Start up costs and expenses associated with organizing the Bank such as regulatory application fees, legal and professional fees, and pre-opening salaries have been expensed in accordance with Statement of Position (SOP) 98-5 issued by the American Institute of Certified Public Accountants.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(1)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required.  A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized.  In assessing the reliability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Line of Credit

Organization, offering and pre-opening costs incurred prior to opening for business were funded under a line of credit and from advances payable to the organizers. The line of credit, which was guaranteed by the organizers, and the advances were repaid upon consummation of the stock offering.

Net Earnings (Loss) Per Share

Earnings (loss) per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The presentation of earnings per share is required on the face of the statement of operations with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants.  Additionally, the reconciliation of the amounts used in the computation of both earnings per share and diluted earnings per share is required. For 2004, the effect of potential common shares outstanding would be anti-dilative, and therefore is not presented.  For 2004 and 2003, net loss per share is calculated by dividing net loss by the number of common shares sold in the initial public offering (1,500,000), which are considered outstanding for all periods presented.

Restricted Subscribers’ Deposits

Restricted cash consists of cash and represents amounts deposited by the Company in connection with its initial offering.  Subscribers’ deposits represented amounts deposited with the Company by potential common stockholders. There were no restricted assets or subscribers’ deposits at December 31, 2004.   Restricted cash at December 31, 2003 was $4,054,900.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(1)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

At December 31, 2004, the Company sponsors stock-based compensation plans, which are described more fully in Note 8.  The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations.  No stock-based employee compensation cost is reflected in net earnings, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net earnings if the Company had applied the fair value recognition provisions of Statement of Financing Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the year ended December 31, 2004.

2004

Net loss, as reported	$(1,248,426)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(69,861)
Proforma net loss	$(1,318,287)

Net loss per share, as reported	$.83
Proforma net loss per share	$.88

The weighted average grant-date fair value of options granted in 2004 was $349,305. The $3.19 fair value of each option is estimated on the date of grant using the minimum value options-pricing model with the following weighted average assumptions used: dividend yield of 0%, risk-free interest rate of 4% and an expected life of ten years. There were 109,500 options granted in 2004 at $10 per share.  At December 31, 2004, 21,900 options were vested.

Recent Accounting Pronouncements

Meaning of Other-Than-Temporary-Impairment   In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“EITF 03-1”).  EITF 03-1 provides guidance for evaluating whether an investment is other-than-temporarily impaired.  The disclosure guidance was effective for other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004, whereas the recognition and measurement guidance has been deferred.  The disclosures required by EITF 03-1 are included in Note 2 to the financial statements.  The Bank did not recognize an impairment loss on any investment in 2004.

Share-Based Payment In December 2004, the FASB revised SFAS No. 123 (“SFAS No. 123 (R)“), Share-Based Payment, which requires all share-based payments to employees and directors, including grants of employee stock options, to be recognized in the financial statements based on their fair value.  Pro forma disclosure will no longer be an alternative to financial statement recognition.  For the Company, SFAS No. 123 (R) is effective for periods beginning after January 1, 2006.  The Company is still evaluating the transition provisions allowed by SFAS No. 123 (R) and expects to adopt it in the first quarter of 2006.  Management estimates share based compensation expense to be recorded in 2006 and 2007 to approximate $232,600 each year.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(2)

INVESTMENT SECURITIES

As of December 31, 2004, the Company’s available-for-sale portfolio consisted entirely of U.S. Agency securities. Investment securities available-for-sale at December 31, 2004 by contractual maturity is as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government Agency securities
Due in less than one year	$ 1,000,643	$-	$ 3,143	$ 997,500
Due from five to ten years	2,012,005	180	1,247	2,010,938

	$ 3,012,648	$ 180	$ 4,390	$ 3,008,438

Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.  There were no sales of securities available-for-sale during 2004. There were no investments pledged at December 31, 2004.

There were no securities in the portfolio as of December 31, 2004 that were in a continuous unrealized loss position greater than twelve months.  The unrealized losses on these debt securities as of December 31, 2004 arose due to changing interest rates and are considered to be temporary. These unrealized losses are considered temporary because the repayment sources of principal and interest are government backed.

(3)

LOANS

Major classifications of loans at December 31, 2004 are summarized as follows:

Commercial, financial and agricultural	$4,453,859
Real estate – construction	18,456,569
Real estate – mortgage	27,531,111
Consumer and other	1,982,282
Total gross loans	52,423,821
Less: Allowance for loan losses	655,298

Net loans	$51,768,523

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Forsyth and Hall counties in Georgia.  Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.  There were no non-accrual loans and there were no loans that were considered impaired at December 31, 2004. The Bank provided $655,298 for the year ended December 31, 2004 to the allowance for loan losses for potential problem loans.  The allowance for loan losses is determined based on risk factors inherent in the portfolio.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(4)

PREMISES AND EQUIPMENT

Major classifications of premises and equipment as of December 31, 2004 are summarized as follows:

Land	$1,096,319
Building	1,691,330
Furniture and equipment	830,976
Total	3,618,625
Less: Accumulated depreciation	(62,738)

Net amount	$3,555,887

Depreciation expense amounted to $62,738 in 2004.

(5)

DEPOSITS

At December 31, 2004, the contractual maturity of time deposits is summarized as follows:

2005	$24,614,405
2006	8,244,748
2007	102,025
2008	156,799

Total	$33,117,977

As of December 31, 2004 time deposits exceeding $100,000 totaled $23,331,451. Brokered time deposits totaled $13,925,093 at December 31, 2004.

(6)

INCOME TAXES

The Company had no income tax expense or benefit for the year ended December 31, 2004, as net operating losses were incurred and financial statement deferred tax benefits remained unrecorded as their realization was heavily dependent on future taxable income.

The future tax consequences of the differences between the financial reporting and tax basis of the Company’s assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income. As of December 31, 2004, the Company has net operating loss carry forwards totaling approximately $1,600,000 that will begin to expire in 2019 unless previously utilized.

	2004	2003
Deferred income tax assets:
Pre-opening expenses	$196,978	135,157
Allowance for loan losses	138,234	-
Operating loss carryforwards	271,865	-
Unrealized loses on investment securities available for sale	1,599	-
Total gross deferred income tax assets	608,676	135,157
Less: Valuation allowance	(607,077)	(135,157)
Deferred income tax asset	$1,599	-

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(7)

COMMITMENTS

The Company entered into employment agreements with its President & Chief Executive Officer, Chief Financial Officer, and Chief Lending Officer. These agreements have terms of five years, provide for a base salary, incentive bonuses, and other perquisites commensurate with their employment.

The Bank is currently operating in a leased facility for the Gainesville, Georgia branch.  Monthly rent related to this lease is $5,971.  The lease expires on February 29, 2007. Total rent expense for the year ended December 31, 2004 was $76,622.  Annual lease payments related to the leased facility are approximately $70,000.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, which totaled $8,362,000 and letters of credit that totaled $264,500 at December 31, 2004. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.  The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Residential and other real properties, automobiles, savings deposits, accounts receivable, inventory and equipment primarily collateralize the Bank’s loans. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

(8)

EMPLOYEE AND DIRECTOR BENEFIT PLANS

On August 18, 2004, the Board of Directors of the Company approved the 2004 Stock Option Plan, which allows for common stock options to be granted to eligible officers and employees.  Stock options granted under this plan are qualified incentive stock options and will not exceed 200,000.  Options become exercisable as determined by the Board of Directors at the time of grant.  The options granted become vested and exercisable in annual increments of 20% of the total shares beginning December 31, 2004 through December 31, 2008.  Options granted under the plan expire after ten years.  The exercise price for the options granted will be no less than the market price on the day the option is granted, as determined by the Board of Directors.  Options granted under the 2004 Stock Option Plan total 109,500 shares at $10 per share at December 31, 2004 and represent all of the stock options issued to date.

In connection with the Company’s formation and initial offering, the Company issued 287,142 warrants to purchase its common stock to the organizers.  The warrants allow each holder to purchase one additional share of common stock at $10 per share. The warrants are exercisable on each of the three succeeding anniversaries of the date of the close of the initial offering and expire ten years after the date of grant.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(9)

RELATED PARTY TRANSACTIONS

The Bank conducts transactions with directors and executive officers, including companies in which they have a beneficial interest, in the normal course of business.  It is the Bank’s policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons.

Loans of $541,484 were advanced during 2004, and remain outstanding at December 31, 2004.

The aggregated amounts of deposits of directors and executive officers and their related interests amounted to approximately $1,705,000 at December 31, 2004.

(10)

MISCELLANEOUS OPERATING EXPENSES

Components of other operating expenses, which are greater than 1% of interest income and other operating income of $1,701,677 in 2004 are as follows.  In 2003, the Company did not have interest income or other operating income.

Stationery, printing and reproduction	$42,420
Legal, accounting and consulting	$42,184
Marketing	$37,431
Telecommunications	$22,098
Data processing	$55,647

(11)

REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements.  Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met.  The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital (equity capital, allowance for loan loss, and unrealized loss of available for sale securities)  and Tier 1 Capital (equity capital and unrealized loss on available for sale securities) to risk-weighted assets (as defined), and of Tier 1 Capital  to average assets for the quarter ended December 31, 2004.  Management believes that as of December 31, 2004, that the Company and the Bank meet all capital adequacy requirements to which they are subject.  As of December 31, 2004, the most recent notification from the regulators categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(11)

REGULATORY MATTERS, continued

To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Regulatory Capital Ratios

December 31, 2004

($ in thousands)

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Actions Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk Weighted Assets)
Consolidated	$13,968	23.8%	$4,702	8.0%	NA	NA
Bank only	9,681	16.6%	4,662	8.0%	$5,827	10.0%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	13,313	22.7%	2,351	4.0%	NA	NA
Bank only	9,026	15.5%	2,331	4.0%	3,496	6.0%
Tier 1 Capital (to Average Assets)
Consolidated	13,313	21.4%	2,486	4.0%	NA	NA
Bank only	9,026	14.6%	2,466	4.0%	3,083	5.0%

Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory classified assets, the prior years' net earnings, and the ratio of equity capital to total assets. The Bank is currently not allowed to pay dividends to the Company until it becomes cumulatively profitable.

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(12) ALLIED BANCSHARES, INC. (PARENT COMPANY ONLY)

FINANCIAL INFORMATION

BALANCE SHEETS

FOR THE YEAR ENDED DECEMBER 31, 2004 and 2003

	2004	2003
Assets

Cash and due from banks	$3,786,472	1,507
Restricted cash	-	4,054,900
Investment in subsidiary	9,023,487	-
Other investment	499,992	-
Premises and equipment, net of depreciation	-	52,984
Other assets	-	85,890
Total assets	$13,309,951	4,195,281

Liabilities and Stockholders’ Equity (Deficit)

Subscribers’ deposits	$-	4,054,900
Line of credit	-	488,196
Accrued interest payable and other liabilities	-	7,855
Total liabilities	-	4,550,951

Commitments

Stockholders’ equity (deficit):
Common stock, $.10 par value, 10,000,000 shares authorized; 1,500,000 shares issued and outstanding in 2004 and 1 share issued and outstanding in 2003.	150,000	-
Additional paid-in capital	14,766,668	10
Accumulated deficit	(1,604,106)	(355,680)
Accumulated other comprehensive income	(2,611)	-
Total stockholders’ equity (deficit)	13,309,951	(355,670)
Total liabilities and stockholder’s equity (deficit)	$13,309,951	4,195,281

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(12) ALLIED BANCSHARES, INC. (PARENT COMPANY ONLY)

FINANCIAL INFORMATION, continued

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	2004	2003
Interest income	$18,258	-
Interest expense	6,045	5,627
	12,213	(5,627)
Other expense:
Salaries and benefits	179,709	227,409
Net occupancy and equipment expense	34,140	31,262
Other operating expenses	72,887	91,382
Total other expense	286,736	350,053
Loss before equity in undistributed loss of Bank	(274,523)	(355,680)
Equity in undistributed loss of Bank	(973,903)	-
Net loss	$(1,248,426)	(355,680)

ALLIED BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

(12) ALLIED BANCSHARES, INC. (PARENT COMPANY ONLY)

FINANCIAL INFORMATION, continued

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

AND FOR THE PERIOD FROM JUNE 4, 2003 (INCEPTION)

TO DECEMBER 31, 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(1,248,426)	(355,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in undistributed loss of Bank	973,903	-
Depreciation	-	5,270
Change in other assets and liabilities	55,909	(61,180)
Net cash used in operating activities	(218,614)	(411,590)

Cash flows from investing activities:
Capital infusion into the Bank	(10,000,000)	-
Purchases of other investments	(499,992)	-
Net cash used in investing activities	(10,499,992)	-

Cash flows from financing activities:
Change in line of credit	(488,196)	488,196
Proceeds from sale of common stock	15,000,000	10
Deferred offering expenses	(8,223)	(75,109)
Redemption of organizing share of stock	(10)	-
Net cash provided by financing activities	14,503,571	413,097

Net change in cash and cash equivalents	3,784,965	1,507

Cash and cash equivalents at beginning of the year	1,507	-

Cash and cash equivalents at end of year	$3,786,472	1,507

Non-cash investing and financing activities:
Change in unrealized loss on securities available
for sale, net of tax	$(2,611)	-

Supplemental information: Interest paid	$5,630	3,157
Change in subscribers’ deposits	$(4,054,900)	4,054,900

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR

ENDED DECEMBER 31, 2004

        The following table presents selected historical consolidated financial information for the Company and its subsidiary and is derived from the consolidated financial statements and related notes for the year ended December 31, 2004. This information is only a summary and should be read in conjunction with historical financial statements and related notes.   The Company was open for business for only a part of 2004 and was not opened for 2003.  For this reason, 2003 data is not provided.

SELECTED FINANCIAL DATA

(in thousands except per share data)

FOR THE YEAR	2004
Net interest income (expense) including loan fees	$1,154
Provision for loan losses	655
Non-interest income	57
Non-interest expense	1,804
Net loss	(1,248)

PER COMMON SHARE
Basic earnings (loss	$(.83)
Cash dividends declared	--
Book value	8.87

AT YEAR END
Loans, net	$51,769
Earnings assets	60,815
Assets	66,171
Deposits	52,725
Shareholders' equity	13,310
Common shares outstanding	1,500

AVERAGE BALANCES
Loans, net	$21,656
Earnings assets	27,230
Assets	33,453
Deposits	21,533
Stockholders' equity	7,924
Weighted average shares outstanding	1,500

KEY PERFORMANCE RATIOS
Return on average assets	(3.73)%
Return on average stockholders' equity	(15.75)%
Net interest margin	4.26%
Dividend payout ratio	--
Average equity to average assets	23.7%

General

Allied Bancshares is a bank holding company headquartered in Cumming, Georgia organized to own all of the common stock of its bank subsidiary, First National Bank of Forsyth County.  The principal activity of the Bank is to provide banking services to small-to-medium sized businesses and individuals, primarily in Forsyth and Hall Counties in Georgia. The Bank is a national bank primarily regulated by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Company is regulated by the Federal Reserve Bank and also is subject to periodic examinations.

In 2004, the Company completed an initial public offering of common stock.  The stock sale resulted in the issuance of 1,500,000 shares at a price of $10.00 per share.  The offering resulted in capital of $14,917,000, net of offering expenses of $83,000.  The Bank opened for business on April 5, 2004.

The following discussion focuses on significant changes in the financial condition and results of operations during the year ended December 31, 2004.  Since the Bank did not open until April 5, 2004, comparison of 2004 amounts to prior periods would not be meaningful.  The Company reported as a developmental stage entity as of December 31, 2003.  Like most community banks, the Bank derives most of its income from interest received on loans and investments.  The primary source of funds for making these loans and investments is deposits, on which interest is paid.  Consequently, one of the key measures of the Bank’s success is the amount of net interest income, or the difference between the income on interest-earning assets, such as loans and investments, and the expense on interest-bearing liabilities, such as deposits.  Another key measure is the spread between the yield earned on these interest-earning assets and the rate paid on interest-bearing liabilities.

A number of tables to assist in the description of these measures are included.  For example, the "Average Balances" table shows the average balance during 2004 of each category of earning assets and interest bearing liabilities, as well as the yield earned or the rate paid with respect to each category.  A review of this table shows that  loans provide higher interest yields than do other types of interest earning assets, which is why the Bank intends to channel a substantial percentage of earning assets into its loan portfolio.  The Bank also tracks the sensitivity of various categories of assets and liabilities to changes in interest rates.  A "Sensitivity Analysis” table is provided to help explain this.  Finally, a number of tables that provide detail about investment securities, loans, and deposits are included.

For the risk of loss inherent in all loans, an allowance for loan losses is maintained to absorb possible losses on existing loans that may become uncollectible.  The allowance is established and maintained by charging a provision for loan losses against operating earnings.  In the following section, a detailed discussion of this process is included.  In addition to earning interest on loans and investments, income is earned through fees and other expenses charged to customers.  Various components of this non-interest income, as well as non-interest expense, is discussed in the following section.  The following discussion and analysis also identifies significant factors that have affected the Company’s financial position and operating results during the periods included in the accompanying financial statements.  The reader should read this discussion and analysis in conjunction with the financial statements, the related notes and other statistical information also included in this report.

Critical Accounting Policies

The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of financial statements.  Significant accounting policies are described in note 1 in the footnotes to the consolidated financial statements at December 31, 2004 included elsewhere in this annual report.

In management’s opinion the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of consolidated financial statements.  Please refer to the portion of management’s discussion and analysis of financial condition and results of operations that addresses the allowance for loan losses for a description of the Bank’s processes and methodology for determining the allowance for loan losses.

Results of Operations

A comparison between 2004 and 2003 is not relevant because the Bank was only open for business for a portion of the year during 2004 and was not open during 2003.

Net loss for 2004 was $1,248,000 or $.83 per common share.  Operating results depend to a large degree on net interest income, which is the difference between the interest income and loan fees  received from investments (such as loans, investment securities, and federal funds sold) and interest expense, which is paid on deposits and other liabilities.  Net interest income was $1,154,000 for the year ended December 31, 2004.

The provision for loan losses in 2004 was $655,000.  The provision for loan losses reflects management's estimate of potential losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses.

Other operating income for the year ended December 31, 2004, totaled $57,000.  Other operating income includes service charges on deposit accounts and miscellaneous service fees.  Other operating expenses in 2004 were $1,804,000. The largest component of other operating expenses is salaries and benefits, which totaled $1,181,000 for the year ended December 31, 2004.

In 2004, no income tax benefit was recognized because the realization of such a benefit is dependent upon future earnings of the Company.

Net Interest Income

For the year ended December 31, 2004, net interest income totaled $1,154,000.  Interest income from loans, including fees was $1,462,000 representing a yield of 6.75%.  Interest expense totaled $484,000 for the year ended December 31, 2004. The net interest margin realized on earning assets and the interest rate spread were 4.23% and 3.56%, respectively, for the year ended December 31, 2004

Average Balances and Interest Rates

The table below shows the average balance outstanding for each category of interest earning assets and interest-bearing liabilities for 2004 and the average rate of interest earned or paid thereon.   A rate volume analysis is not presented because the Bank was not open in 2003.  Average quarterly balances and the yields and rates derived there from are not representative of a full year since the Bank was not open until April 5, 2004.

Average Consolidated Balance Sheet and Interest Rates

	Average Balance	Interest	Yield/ Rate
Assets:
Interest earning assets
Loans (including loan fees)	$21,656,492	$1,462,153	6.75%
Investment securities	1,814,438	46,131	2.54%
Federal funds sold	1,938,200	43,441	2.24%
Interest on interest-bearing deposits	1,821,210	92,633	5.09%
Total interest earning assets	27,230,340	1,644,358	6.04%
Other non-interest earning assets	6,222,406
Total assets	33,452,746
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	7,883,317	175,710	2.23%
Time	11,879,535	308,507	2.60%
Federal Funds purchased	3,849	6,150
Total interest-bearing liabilities	19,766,701	490,367	2.48%
Other non-interest bearing liabilities	5,762,498
Shareholders' equity	7,923,547
Total liabilities and stockholders' equity	33,452,746

Excess of interest-earning assets over interest bearing liabilities	$7,463,639
Ratio of interest-earning assets to interest-bearing liabilities	138%
Net interest income		1,153,991
Net interest spread			3.56%
Net interest margin			4.23%
There were no non-accrual loans during 2004.

Interest Rate Sensitivity and Asset Liability Management

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management in a financial institution. The objective of interest rate sensitivity management is to generate stable growth in net interest income and to control the earnings risks associated with interest rate movements.  Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity are timely.  Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation.  Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

Net interest income is the primary component of net income for financial institutions.  Net interest income is affected by the timing and magnitude of repricing of, as well as the mix of, interest sensitive and non-interest sensitive assets and liabilities.

"Gap" is a static measurement of the difference between the contractual maturities or repricing dates of interest sensitive assets and interest sensitive liabilities in the next twelve months.  Gap is an attempt to predict the behavior of the Bank's net interest income in general terms during periods of movement in interest rates.  In general, if the Bank is asset sensitive, more of its interest sensitive assets are expected to reprice within twelve months than its interest sensitive liabilities over the same period.  In a rising interest rate environment, assets repricing more quickly is expected to enhance net interest income.  Conversely, decreasing interest rates would be expected to have the opposite effect on net interest income since assets would theoretically be repricing at lower interest rates more quickly than interest sensitive liabilities. Although it can be used as a general predictor, Gap as a predictor of movements in net interest income has limitations due to the static nature of its definition and due to its inherent assumption that all assets will reprice immediately and fully at the contractually designated time. At December 31,

2004, the Bank, as measured by Gap, is in an asset sensitive position. Management has several tools available to it to evaluate and affect interest rate risk, including deposit pricing policies and changes in the mix of various types of assets and liabilities.

The following table summarizes the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2004, that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated below, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability.  Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans and investment securities are included in the periods in which they are anticipated to be repaid based on scheduled maturities.  The Bank’s savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the "Three Months or Less” category, although historical experience has proven these deposits to be more stable over the course of a year.

Repricing of Interest Earning Assets And Interest Bearing Liabilities

 at December 31, 2004

(Dollars in Thousands)

	3 Months or Less	4 months To 12 Months	1 to 5 Years	Over 5 Years	Total
Interest-earning assets:
Federal funds sold	$ 5,122	$ -	$ -	$ -	$ 5,122
Investment securities	-	998	-	$ 2,010	3,008
Interest bearing deposits in banks	57	-	-	-	57
Loans	41,639	2,788	$ 7,484	513	52,424
Total interest-bearing assets	46,818	3,786	7,484	2,523	60,611
Interest-bearing liabilities:
Deposits:
Savings and demand	19,607	-	-	-	19,607
Time deposits	1,557	23,058	8,503	-	33,118
Total interest-bearing liabilities	21,164	23,058	8,503		52,725
Interest sensitive difference per period	25,654	(19,272)	(1,019)	2,523	7,886
Cumulative interest sensitive difference	25,654	6,382	5,363	7,886
Cumulative difference to total assets	38.8%	9.6%	8.1%	11.9%

At December 31, 2004, the difference between the Bank's assets and  liabilities repricing or maturing within one year was $6,382,000.  Due to an excess of assets repricing or maturing within one year, a drop in interest rates would cause the Bank’s net interest income to decline and a rise in interest rates would cause the Bank’s net interest income to increase.

Certain shortcomings are inherent in the method of analysis presented in the foregoing table.  For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may reflect changes in market interest rates differently.  Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates, both on a short-term basis and over the life of the asset. Other factors which may affect the assumptions made in the table include changes in interest rates, pre-payment rates, early withdrawal levels, and the ability of borrowers to service their debt.

Provision and Allowance for Loan Loss

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for loan losses at an adequate level.  The provision charged to expense was $655,000 for the year ended December 31, 2004.  The provision has been a result of management's efforts to increase the allowance to match the growth in the loan portfolio.  The allowance for loan losses was 1.25% of gross loans at December 31, 2004.  There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.  Management anticipates maintaining an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality.  Management’s judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which is believed to be reasonable, but which may not prove to be accurate.  Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required.

Additions to the allowance for loan losses would result in a decrease of net income and, possibly, capital.  The Bank has not experienced any charge-offs in 2004.  The Bank has no past due and non-accrual loans, and has not repossessed equipment or taken real estate in lieu of foreclosure as of December 31, 2004.  The allowance for loan losses is not allocated to various loan categories.  The entire allowance is available to absorb losses from any and all loans.  Due to the short time that the Bank has been open, management has not estimated the amount of net charge-offs that will occur in 2005.

Noninterest Income and Expense

Noninterest income for the year ended December 31, 2004 totaled $57,000.  The largest component of other income is fee income from table-funded mortgage loans, which totaled $38,000 during the year ended December 31, 2004.

Total noninterest expense for the year ended December 31, 2004 was $1,804,000. Salaries and benefits, the largest component of noninterest expense, totaled $1,181,000 for the year ended December 31, 2004.  Net occupancy and equipment expense was $252,000 during 2004 and other operating expenses totaled $371,000 during 2004.

Financial Condition

Total assets were $66,171,000 as of December 31, 2004.  The primary source of growth in assets was net loans, which totaled $51,769,000 or 78% of total assets as of December 31, 2004.  Investment securities available-for-sale totaled $3,008,000 at December 31, 2004.  Total deposits were $52,725,000 or 80% of total assets as of December 31, 2004.

Interest Earning Assets

Loans

Gross loans totaled $52,424,000 at December 31, 2004.  The largest classification of loans was real estate related loans, which totaled $45,988,000 or 88% of total loans at December 31, 2004.  Loans outstanding by category at December 31, 2004  were as follows:

	Amount ($ thousands)	Percent of Total
Commercial, financial and agricultural	$4,454,000	8.5%
Real estate – construction	18,457,000	35.2
Real estate – mortgage	27,531,000	52.5
Consumer and other	1,982,000	3.8
Total	52,424,000	100.0

As of December 31, 2004 maturities of loans in the indicated classifications were as follows:

Maturity	Commercial	Real Estate Construction & Development	Total
Within 1 year	$2,610,000	$33,099,000	$35,709,000

Investment Securities

Investment securities available-for-sale totaled $3,008,000 at December 31, 2004.  All of the Bank's marketable investment securities were designated as available-for-sale at December 31, 2004 and consisted of U.S. Government Agency securities.  The book value of these investment securities was $3,013,000 at December 31, 2004.

Maturities at December 31, 2004	U.S. Government Agencies	Weighted Average Yields

Less than 6 months	$ 997,500	1.700%
After 5 through 10 years	2,010,938	1.725
Total	$3,008,438

Deposits

At December 31, 2004, deposits totaled $52,725,000.  Non-interest-bearing demand deposits were $3,437,000 or 7% of total deposits and interest-bearing deposits were $16,048,000 or 30% of total deposits.  The Bank had $33,118,000 in time deposits at December 31, 2004.  Balances within the major deposit categories as of December 31, 2004 were as follows:

	Amount	Percent Of Total
Non-interest bearing demand deposits	$3,437,000	6.5%
Interest bearing demand deposits	16,048,000	30.5%
Savings deposits	122,000.2%
Time deposits	33,118,000	62.8%
Total	$52,725,000	100.0%

The average balance of deposits and the average rates paid on such deposits are summarized for 2004 in the following table.

	Amount	Rate
Non-interest bearing demand deposits	$1,771,000
Interest bearing demand deposits	7,831,000	2.23%
Savings deposits	52,000.25%
Time deposits	11,879,000	2.45%
Total	$22,533,000

Maturities of time certificates of deposit outstanding at December 31, 2004, are summarized as follows:

Within 3 months	$1,557,000
After 3 through 12 months	23,057,000
After 12 months	8,504,000
Total	$33,118,000

Capital Resources

Shareholders' equity totaled $13,310,000 at December 31, 2004.  Capital consists of 1,500,000 shares issued at $10.00 per share less offering expenses of $83,000 of capital during the initial public offering, which was completed in March 2004.  The net loss for the year ended December 31, 2004 was $1,248 ,000 and other comprehensive loss, net of tax, was $3,000.

Bank holding companies and their banking subsidiaries are required by banking regulators to meet certain minimum levels of capital adequacy, which are expressed in the form of certain ratios.  Capital is separated into Tier 1 capital (essentially common shareholders’ equity less intangible assets) and Tier 2 capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets).  The first two ratios, which are based on the degree of credit risk in the Bank’s assets, provide the weighting of assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit.  The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%.  The capital leverage ratio supplements the risk-based capital guidelines. Banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 8.0%. The following table summarizes the bank's risk-based capital ratios at December 31, 2004:

Tier 1 capital (to risk-weighted assets)	22.7%
Total capital (to risk-weighted assets)	23.8%
Tier 1 capital (to total average assets)	21.4%

Liquidity

Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the Bank’s ability to meet those needs. Management seeks to meet liquidity requirements primarily through management of short-term investments, monthly amortizing loans, maturing single payment loans, and maturities of securities and prepayments. Also, management maintains relationships with correspondent banks which could provide funds on short notice.    Management has the ability to adjust liquidity by selling securities available for sale, selling participations in loans and accessing available funds through various borrowing arrangements. At December 31, 2004, the Bank had available borrowing capacity totaling approximately $10.0 million through various borrowing arrangements and available lines of credit. Management believes short-term investments and available borrowing arrangements are adequate to cover any reasonably anticipated immediate need for funds.

Management is not aware of any known trends, events or uncertainties, other than those discussed above, that will have or are reasonably likely to have a material effect on the Company's liquidity or operations. Management is also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

         The Bank maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the Bank has arrangements with commercial banks for short term unsecured advances up to $5.0 million.

          Cash and cash equivalents as of December 31, 2004 totaled $6,669,000.  Cash used by operating activities totaled $633,197 in 2004, while inflows from financing activities totaled $67,228,000, which were attributable to net deposit increases and raising of the Company’s initial capital.  During 2004, investing activities used $59,927,000.  Investing activities included net loans made to customers of $52,424,000 purchases of investment securities available-for-sale of $3,075,000 and purchases of premises and equipment of $3,569,000.

Off-Balance Sheet Financing

        The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Standby letters of credit are written conditional commitments issued by the bank to guarantee the performance of a customer to a third party.  The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. At December 31, 2004, the Bank had outstanding commitments to extend credit through open lines of credit of approximately $8,362,000  and outstanding standby letters of credit of approximately $265,000.

Effects of Inflation

        The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. Through the Bank’s asset-liability committees, management attempts to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of interest rate sensitive assets and liabilities, see the "Asset/Liability Management" section in Item 1 of this report.

Selected Ratios

The following table sets out certain ratios of the Company for the year ended December 31, 2004.

Net loss of $1,248,426 to:
Average stockholders' equity of $7,923,543	(15.7)%
Average assets of $33,452,765	(3.73)%
Average equity to average assets	23.7%

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ALLIED BANCSHARES

PROXY CARD

REVOCABLE PROXY

ALLIED BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS __________________, 2005

      X       PLEASE MARK VOTES AS IN THIS EXAMPLE

The undersigned hereby appoints Jackson P. Turner and Brent H. Baker, or either of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at First National Bank of Forsyth County, 1700 Market Place Boulevard, Cumming, Georgia, on _________, 2005 at _____ a..m., Georgia time.  The named proxies are authorized to cast all votes to which the undersigned is entitled as follows:

1.

The proposal to approve an amendment to the Company’s articles of incorporation that will result in creation of a class of preferred stock and the reclassification of shares of common stock held by owners of 1,000 or fewer shares of common stock into shares of such preferred stock on the basis of one share of preferred stock for each share of common stock held by such shareholders.

______

FOR

______

AGAINST

______

AGAINST

The Board of Directors recommends a vote “FOR” the listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AS DIRECTED BY THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please be sure to sign and  date this Proxy in the box below.

________________________________________________

________________________________________________

Signature

Signature, if held jointly

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING

>

________

_____________________________________________________________________________________________

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

ALLIED BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the President of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the President of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

   The above-signed acknowledges receipt from the Company prior to the execution of this proxy of the notice of the Special Meeting, the proxy statement.

   Please sign exactly as your name appears on this proxy card.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?

____________________________________

____________________________________

____________________________________

D-2